As filed with the Securities and Exchange Commission August ___, 1999
                           Registration No. 333-63239
===============================================================================

                     U.S. SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                 --------------

                                 POST-EFFECTIVE
                                 AMENDMENT NO. 3

                                       TO

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                        FIRST COMMUNITY BANCSHARES, INC.
                 (NAME OF SMALL BUSINESS ISSUER IN ITS CHARTER)

          INDIANA                                  5035
  (STATE OR JURISDICTION OF             (PRIMARY STANDARD INDUSTRIAL
INCORPORATION OR ORGANIZATION)            CLASSIFICATION CODE NUMBER)

                                   35-1833586
                                (I.R.S. EMPLOYER
                              IDENTIFICATION NO.)

                                210 EAST HARRIMAN
                           BARGERSVILLE, INDIANA 46106
                                 (317) 442-5171
          (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)

                             ALBERT R. JACKSON, III
                                  P.O. BOX 767
                                298 ST. RD. 135N
                            GREENWOOD, INDIANA 46142
                                 (317) 882-5277
            (NAME, ADDRESS AND TELEPHONE NUMBER OF AGENT FOR SERVICE)

                                  WITH COPY TO:

                              O. WAYNE DAVIS, ESQ.
                        HENDERSON, DAILY, WITHROW & DEVOE
                             2600 ONE INDIANA SQUARE
                        INDIANAPOLIS, INDIANA 46204-2071
                                 (317) 639-4121

         APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: AS SOON AS PRACTICABLE AFTER THIS REGISTRATION STATEMENT BECOMES EFFECTIVE.

         If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

         If this Form is a post-effective amendment filed pursuant to Rule 462
(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

         If this Form is a post-effective amendment filed pursuant to Rule 462
(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]____________

         If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [ ]

         The Company hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Company shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                                EXPLANATORY NOTE

         The Registration Statement originally contained a prospectus for the offer and sale of $1 million in aggregate principal amount of 7% convertible notes (the "Note Offering") and a separate prospectus for the issuance of rights and warrants to existing shareholders entitling the shareholders or their transferees to purchase shares of the Company's no par value common stock.

         This Post-Effective Amendment No. 3 relates solely to the prospectus for the warrants which become exercisable on September 15, 1999.

AMENDED PROSPECTUS

                        FIRST COMMUNITY BANCSHARES, INC.

                                     [LOGO]

            WARRANTS TO PURCHASE UP TO 131,000 SHARES OF COMMON STOCK


         In October 1998 we issued to everyone who owned our common stock as of 5:00 p.m. on October 29, 1998 warrants to purchase an aggregate of 131,000 shares of common stock initially at $11.00 per share. The exercise price has been reduced to $8.75 per share. The Warrants may be exercised commencing on September 15, 1999 and ending on December 13, 1999

         Our common stock which you will receive upon exercise of the Warrants is quoted on the OTC Bulletin Board under the symbol "FCYB.". On August 20, 1999, the last bid price was $7.50 per share.

         We have engaged Indiana Securities, LLC to act as information agent with respect to the Warrants. See "Exercise of the Warrants" for more information with respect to how to exercise the Warrants and who to call for assistance.

         SEE "RISK FACTORS" AT PAGE 6 FOR A DISCUSSION OF RISK FACTORS THAT SHOULD BE CONSIDERED IN CONNECTION WITH THE EXERCISE OF THE WARRANTS AND PURCHASE OF THE SECURITIES OFFERED HEREBY.

                           --------------------------

         THE WARRANTS, AND COMMON STOCK ISSUABLE UPON EXERCISE OF THE WARRANTS, ARE NOT SAVINGS ACCOUNTS, TIME DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.

         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                                PER SHARE      TOTAL
Revised exercise price                            $8.75     $1,146,250
Information agent fee                             $0.25     $   32,750
Proceeds, before expenses, to us                  $8.50     $1,113,500

                           --------------------------

          The Date of this Amended Prospectus is September __, 1999.

                             ---------------------

                             ---------------------

                               TABLE OF CONTENTS

                   -----------------------------------------


                                                                       PAGE
                                                                       ----
Prospectus Summary.......................................................3
Summary Consolidated Financial Data......................................5
Risk Factors.............................................................7
Exercise of the Warrants.................................................9
Use of Proceeds.........................................................10
Market for Common Stock and Related Shareholder Matters.................11
Capitalization..........................................................12
Management's Discussion and Analysis of Financial Condition and
Results of Operations...................................................13
Business................................................................26
Management..............................................................38
Security Ownership of Certain Beneficial Owners and Management..........42
Certain Transactions....................................................43
Plan of Distribution....................................................43
Description of Securities...............................................43
Legal Matters...........................................................44
Experts.................................................................44
Index to Financial Statements...........................................45

                             ---------------------

                               PROSPECTUS SUMMARY

         The following summary highlights the more detailed information appearing in this prospectus. Prospective investors should carefully consider the information set forth under the heading "Risk Factors." In this prospectus, "Company," "we," "us" and "our" refer to First Community Bancshares, Inc. and its consolidated subsidiaries, First Community Bank and Trust and First Community Real Estate Management, Inc. "First Community" or "Bank" refer to First Community Bank and Trust.

                                  THE COMPANY

         We are primarily a one bank holding company. Through our subsidiary, First Community, we operate 9 offices in three central and southern Indiana counties. We are also the sole shareholder of First Community Real Estate Management, Inc. ("FCREM"), which owns and leases three branch offices to First Community. Our principal executive offices of the Company are located at 210 East Harriman, Bargersville, Indiana 46106 and our telephone number is (317) 442-5171.

         We operate in predominantly rural and suburban markets and embrace a community banking philosophy that emphasizes personal service and convenience, community involvement, local decision making authority, quick responses to loan requests, and customized services.

         We endeavor to provide our branch managers, lending officers, tellers, and deposit service personnel with the authority to act promptly in servicing of our customers within the scope of Company policies. We enhance this highly responsive service attitude with an efficient corporate support staff as well as investing in technology.

         We believe our operating philosophy has contributed to our success along with operating efficiencies, sound internal controls, and high credit underwriting standards.

                                  THE OFFERING


The Warrants.............................An opportunity to purchase directly from us between September 15, 1999 and
                                         December 13, 1999,the number of shares
                                         of common stock evidenced by warrants
                                         issued on October 29, 1998, subject to
                                         a minimum purchase of 100 shares.  The
                                         purchase price has been reduced to
                                         $8.75 per share.

Purpose of offering
and use of proceeds......................The purpose of this offering is to raise additional capital for First
                                         Community and for general corporate
                                         purposes.  The proceeds to us from the
                                         sale of the Shares, before deducting
                                         the estimated expenses of the offering,
                                         are estimated to be approximately
                                         $1,146,250 if all of the Warrants are
                                         exercised.

Exercise Price...........................The exercise price of Eight Dollars and
                                         Seventy-Five Cents ($8.75) per share
                                         for the Warrants has been established
                                         by our Board of Directors.  The price
                                         per share is approximately 102% of the
                                         book value per share of the Company as
                                         of June 30, 1999 and equal to the
                                         recent trading prices of our Common
                                         Stock.  For additional information
                                         respecting our financial condition,
                                         performance and historical trading
                                         prices, see "Summary Consolidated
                                         Financial Data" and "Market For Common
                                         Stock and Related Shareholder Matters."

Transferability..........................You may transfer the Warrants to someone else.

Dividends................................We paid a cash dividend of $.10 per share on March 15, 1997, a 5% stock
                                         dividend in February 1998 and $.03 on
                                         April 30 and July 30, 1999.  Our
                                         principal source of revenue is
                                         dividends from First Community. Various
                                         legal restrictions limit the extent to
                                         which First Community may pay dividends
                                         to us.

Financial information....................We had consolidated net income of approximately $803,000, for the year
                                         ended December 31, 1998 and $385,000,
                                         for the six months ended June 30, 1999.

                      SUMMARY CONSOLIDATED FINANCIAL DATA

         The Consolidated Financial Data below summarizes our historical consolidated financial information for the periods indicated and should be read in conjunction with our financial statements and other information included elsewhere in this prospectus and in our annual report on Form 10-K for the year ended December 31, 1998. The Unaudited Consolidated Financial Data below for the interim periods indicated has been derived from our quarterly report on Form 10-Q for the six-month period ended June 30, 1999, and should be read in conjunction with the Unaudited Financial Statements and other information for such interim periods included elsewhere in this prospectus. See "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Index to Consolidated Financial Statements." All adjustments considered necessary for a fair presentation have, in the opinion of management, been included in the unaudited interim data. Interim results for the six months ended June 30, 1999, are not necessarily indicative of results that may be expected for future periods including the year ending December 31, 1999.

                                  SIX MONTHS ENDED                YEARS ENDED
                                     JUNE 30,                     DECEMBER 31,
                                     --------                     ------------

                                   1998    1999    1994      1995     1996      1997     1998
                                   ----    ----    ----      ----     ----      ----     ----
                                                    (DOLLARS IN 000'S EXCEPT SELECTED RATIOS
                                                                AND PER SHARE DATA)
Selected Results of Operations:
     Interest income              $4,096 $4,743   $3,255   $5,074    $6,158    $7,361   $8,420
     Interest expense              2,215  2,575    1,699    2,953     3,166     3,807    4,509
                                  ------ ------   ------   ------    ------    ------   ------
     Net interest Income           1,881  2,168    1,556    2,121     2.992     3.554    3,911
     Provision for loan losses       129    150      418      208       219       255      239
                                  ------ ------   ------   ------    ------    ------   ------
     Net interest income after
       provision for loan losses   1,752  2,018    1,138    1,913     2,773     3,299    3,672
     Non-income interest             198    207      127      237       249       305      418
     Non-interest expense          1,374  1,707    1,723    1,863     2,565     2,490    2,937
                                  ------ ------   ------   ------    ------    ------
     Income (loss) before income
       tax expense                   576    517    (458)      287       457     1,114    1,153
     Income tax expense (benefit)    188    133    (281)       11       116       376      350
                                  ------ ------   ------   ------    ------    ------   ------
     Net income (loss)            $  388 $  385   $(177)     $276      $341      $738     $803
                                  ====== ======   ======   ======    ======    ======   ======

Selected Ratios and Per Share Data*:
     Basic earnings per share        .39    .38  $(0.26)    $0.29     $0.35     $0.75    $0.81
     Diluted earnings per share      .39    .37  $(0.26)    $0.28     $0.34     $0.74    $0.80
     Dividends per share                    .06                                 $0.10
     Return on average assets        .76    .62   (.38%)     .44%      .46%      .85%     .77%
     Return on average equity      10.02   8.89   (4.48)     4.54      5.04     10.02     9.93
     Average equity to average
     assets                         7.66   6.92    8.57      9.64      9.14      8.45     7.75
     Dividend payout ratio             -  15.79                                 13.33

                                          JUNE 30,                         DECEMBER 31,
                                          --------        ------------------------------------------
                                        1998     1999     1994      1995      1996     1997     1998
                                        ----     ----     ----      ----      ----     ----     ----
                                                                    (DOLLARS IN 000'S)
Selected Balance Sheet Data:
     Assets                           104,147   137,915 $57,857   $71,393   $80,079   $98,740  $121,272
     Loans                             86,995   100,930  39,509    54,636    65,108    80,001    94,319
     Allowance for loan losses            912     1,046     362       518       644       849       955
     Deposits                          92,755   120,660  46,184    59,163    70,552    87,695   106,193
     Cash and cash equivalent           8,441    18,776   6,443     5,651     7,035    11,231    14,692
     Federal Home Loan Bank advances    2,980     5,753   5,314     4,603     2,379     2,930     4,753
     Other borrowings                             2,204                                           1,382
     Total shareholders' equity         7,931     8,778   6,145     6,442     6,886     7,550     8,486

*Per share data has been restated to reflect the 1994 stock dividend, the 1995 stock split and the stock dividend declared in 1997.

                                  RISK FACTORS

         You should carefully consider the risks described below before making an investment decision. The risks and uncertainties described below are not the only ones facing our Company. Additional risks and uncertainties not presently known to us or that we currently deem immaterial may also impair our business operations.

         If any of the following risks actually occur, our business, financial condition or results of operations could be materially affected.

         This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus.

YOU MAY EXPERIENCE DIFFICULTY IN RESELLING OUR SHARES IF YOU NEED TO LIQUIDATE YOUR HOLDINGS.

         The shares we are offering are not listed for trading on any stock exchange or the NASDAQ Stock Market. They are traded over-the-counter and quoted on the OTC Bulletin Board but there is a limited market for the Common Stock. There can be no assurance that any significant market will develop in the future.

IF OUR ALLOWANCE FOR LOAN LOSSES IS INADEQUATE TO ABSORB FUTURE CREDIT LOSSES, OR IF THE BANK REGULATORY AUTHORITIES REQUIRE FIRST COMMUNITY TO INCREASE THE ALLOWANCE FOR LOAN LOSSES, FIRST COMMUNITY'S EARNINGS (AND CONSEQUENTLY OUR EARNINGS) MAY BE SIGNIFICANTLY AND ADVERSELY AFFECTED.

         Our risk of loan losses varies with, among other things, general economic conditions, the type of loan being made, the credit worthiness of the borrower over the term of the loan, and in the case of a collateralized loan, the value of the collateral for the loan. We maintain an allowance for loan losses based upon, among other things, historical experience, an evaluation of economic conditions, and regular review of delinquencies and loan portfolio quality. Based upon such factors, we make various assumptions and judgments about the ultimate collectability of the loan portfolio. We then provide an allowance for loan losses based upon a percentage of the aggregate balance of outstanding loans and specific loans for which ultimate collectability is considered questionable. Because certain lending activities involve greater risk, the percentage applied to specific loan types may vary.

         First Community actively manages its non-performing loans in an effort to minimize credit losses and monitors its asset quality to maintain an adequate allowance for loan losses. Although we believe that our allowance for loan losses is adequate, there can be no assurances that the allowance will prove sufficient to cover future credit losses. Further, although management uses the best information available to make determinations with respect to the allowance for losses, future adjustments may be necessary if economic conditions differ substantially from the assumptions used or if adverse developments arise with respect to First Community's non-performing or performing loans. Material additions to First Community's allowance for loan losses would result in a decrease in First Community's net income, possibly its capital, and could result in the inability to pay dividends among other adverse consequences

THERE CAN BE NO ASSURANCES THAT WE WILL BE ABLE TO MANAGE INTEREST RATE RISK SO AS TO AVOID SIGNIFICANT ADVERSE EFFECTS IN NET INTEREST INCOME.

         Our consolidated results of operations depend to a large extent on the level of our net interest income. This is the difference between interest income from interest earning assets (such as loans and investments) and interest expense on interest bearing liabilities (such as deposits and borrowings). If interest rate fluctuations cause our cost of deposits and borrowings to increase faster than the yield on our interest earning assets, then net interest income will be reduced. We measure our interest rate risk monthly using static gap analysis. The difference between our interest rate sensitive assets and our interest rate sensitive liabilities at a point in time is our gap position. A negative gap indicates that the cumulative interest rate sensitive liabilities exceed cumulative interest rate sensitive assets for that period. A positive gap indicates that cumulative interest rate sensitive assets exceed interest rate sensitive liabilities for that period.

         We cannot predict or control fluctuations in interest rates. We endeavor to structure our asset and liability strategies to mitigate the impact of changes in market interest rates on net interest income. At June 30, 1999 we had a one-year cumulative interest-rate gap of a negative 20.9 percent. At December 31, 1998, we had a one-year cumulative interest-rate gap of 19.9 percent. This negative interest-rate gap may have a negative impact on earnings in a rising interest rate environment. While we use various monitors of interest rate risk, we are unable to predict future fluctuations in interest rates or the specific impact thereof. See "Management's Discussion and Analysis of Financial Condition and Results of Operations."

WE OPERATE IN A HIGHLY COMPETITIVE ENVIRONMENT. WE COMPETE WITH OTHER BANKS AND THRIFT HOLDING COMPANIES, COMMERCIAL BANKS, CREDIT UNIONS, SAVINGS INSTITUTIONS, FINANCE COMPANIES, MORTGAGE COMPANIES, MUTUAL FUNDS, AND OTHER FINANCIAL INSTITUTIONS.

         Many of these companies have substantially greater financial resources and name recognition than we have. Some competitors offer products and services that are not offered by us. Some competitors are not subject to the same extensive laws and regulations as we are. Federal and state legislation and regulations also affect our competitiveness in the financial services business. It is impossible to predict the competitive impact on us of certain federal and state legislation and/or regulations relating to the banking industry and interstate banking.

CHANGES IN GENERAL ECONOMIC CONDITIONS AND MONETARY POLICY COULD ADVERSELY AFFECT OUR FINANCIAL PERFORMANCE AND CONDITION.

         Our operating results depend to a great extent upon the rate differentials that result from the difference from the income we receive from our loans, securities, and other interest earning assets and the interest expense we pay on our deposits and other interest bearing liabilities. These rate differentials are highly sensitive to many factors beyond our control. These factors include general economic conditions and the policies of various governmental and regulatory authorities, in particular the Federal Reserve.

         Like other depository institutions, we are affected by the monetary policies implemented by the Federal Reserve. The primary instrument of monetary policy employed by the Federal Reserve is the restriction of the expansion of the money supply through open market operations, including the purchase and sale of government securities and the adjustment of reserve requirements. These actions may at times result in significant fluctuations in interest rates, which could have adverse effects on our operations. This could adversely affect our ability to make loans and attract deposits, as well as public demand for loans.

ADVERSE CHANGES IN ECONOMIC CONDITIONS IN THE GEOGRAPHIC MARKETS THAT WE SERVE COULD RESULT IN LOWER LENDING ACTIVITY, IMPAIR OUR ABILITY TO COLLECT EXISTING LOANS, OR OTHERWISE IMPAIR OUR OPERATING RESULTS AND FINANCIAL CONDITION.

         Our success is affected by the general economic conditions in the geographical market that we serve. We expect that economic conditions will continue to be favorable in these markets. However, favorable economic conditions may not continue to prevail.

OUR INABILITY TO EFFECTIVELY MANAGE GROWTH COULD HAVE A NEGATIVE IMPACT UPON OUR FINANCIAL RESULTS AND CONDITION.

         We have experienced steady growth over the past five years in, assets, loans and deposits. This growth places a strain on our management to recruit, train and retain employees, maintain prescribed loan underwriting practices and generate or obtain adequate capital. We opened one additional office during the first quarter of 1999 and another one during the second quarter of 1999. We cannot assure that this growth will continue. Any new location that we open may be only marginally profitable or unprofitable.

FUTURE LEGISLATION AND GOVERNMENT POLICY COULD ADVERSELY AFFECT THE BANKING INDUSTRY AND OUR OPERATIONS.

         We are subject to extensive state and federal governmental supervision, regulation, and control. Such regulation is intended to protect depositors, the public and deposit insurance funds administered by the Federal Deposit Insurance Corporation rather than the shareholders of financial institutions. The interpretation and enforcement of such laws and regulations are also subject to change, some retroactively, and any such changes could have an adverse effect on us and our results of operations.

         Legislation has been advanced in recent years to, among other things, break down the barriers between banking, securities and insurance activities. We are unable to predict whether or in what form such legislation may be passed in the future or the effect on us of any such changes.

YEAR 2000 COMPLIANCE

         Our lending and deposit activities, like those of most financial institutions, depend significantly upon computer systems. We are continuing to address the potential problems associated with the possibility that the computers which control our systems, facilities and infrastructure may not be programmed to read four-digit date codes. This could cause some computer applications to be unable to recognize the change from the year 1999 to the year 2000, which could cause computer systems to generate erroneous data or to fail.

         In addition to possible expenses related to our own systems and those of our service providers, we could be affected by the Year 2000 problems affecting any of our depositors or borrowers. Such problems could include delayed loan payments due to Year 2000 problems affecting the borrower.

         To date, expenses associated with Year 2000 issues have not been material. Although we believe we are taking the necessary steps to address the Year 2000 compliance issue, no assurances can be given that some problems will not occur or that we will not incur significant additional expenses in future periods. In the event that we are ultimately required to purchase replacement computer systems, programs and equipment, or to incur substantial expenses to make our current systems, programs and equipment Year 2000 compliant, our financial position and results of operation could be adversely impacted.
</R

                            EXERCISE OF THE WARRANTS

         A holder desiring to exercise a Warrant must complete the subscription section of the Warrant Certificate and cause the Warrant Certificate together with payment in full of the revised exercise price of $8.75 per share to be delivered to First Community Bank & Trust, P.O. Box 767,298 State Road 135 North, Greenwood, Indiana 46142. The revised exercise price may be paid by check, wire transfer, bank draft, or money order in each case via mail or courier delivery. A Warrant may not be exercised for less than 100 shares. Persons needing assistance or having questions concerning the manner of exercising the Warrants should contact:


                            Indiana Securities, LLC
                           320 North Meridian Street
                          Indianapolis, Indiana 46204
                          Telephone:    (317) 630-6000
                          Fax:          (317) 632-7585

Delivery of the Warrants and the exercise price is at the risk of the sender.

         Warrants not exercised by 5:00 P.M., EST, on December 13, 1999 shall, unless otherwise extended by us, expire and be of no further force or effect.

         Do not send Warrants or payments for the shares to Indiana Securities.

                                USE OF PROCEEDS

         We intend to use the proceeds from the exercise of the Warrants as follows, assuming the exercise of all of the Warrants, and in the following order if less than all of the Warrants are exercised:

Gross Proceeds.............................  $1,146,250
Information agent fees.....................    (32,750)
Offering Expenses..........................      15,000
                                             ----------
Net Proceeds...............................  $1,098,500
                                             ==========

Use of Net Proceeds:
General Corporate Purposes.................    $200,000
Contribution of Additional Capital to
   First Community.........................     898,500
                                             ----------

                                             $1,098,500
                                             ==========

            MARKET FOR COMMON STOCK AND RELATED SHAREHOLDER MATTERS

         The following table sets forth the high and low bid prices for our Common Stock for the periods indicated, based upon information obtained by us from the brokers known by us to make a market in our Common Stock, and on other price information made available to management of the Company. We have not verified the accuracy of the following information. The Common Stock is traded on a limited basis and many trades have involved privately negotiated transactions. As a result, we are not always aware of the price at which trades occur. The referenced prices may not reflect an actual trading range and may reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

                                  BID PRICE PER SHARE
                                  -------------------
                        1997              1998                1999
                        ----              ----                ----
                   HIGH      LOW     HIGH      LOW       HIGH      LOW
                   ----      ---     ----      ---       ----      ---

First Quarter     $11.43   $10.48   $10.50   $10.00     $10.00    $8.50
Second Quarter    $11.43   $10.48   $11.00   $10.50     $10.00    $8.00
Third Quarter*    $11.43   $10.48   $11.00   $10.50     $10.00    $7.50
Fourth Quarter    $11.43   $10.48   $11.00   $10.50


* Through August 20, 1999.


         During the fourth quarter of 1998 we issued rights to our shareholders to purchase an aggregate of 131,000 shares of Common Stock at an exercise price of $10.00 per share. These rights expired on January 29, 1999. Rights for a total of 16,740 shares of Common Stock were exercised by 32 shareholders.

         We paid a cash dividend of $.03 per share on April 30, 1999 to shareholders of record on March 30, 1999; a cash dividend of $.03 per share on July 30, 1999 to shareholders of record on June 30, 1999; and, a cash dividend of $.10 per share on March 15, 1997 to shareholders of record on January 1, 1997. On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Any future dividend payments by us will be dependent upon dividends paid by First Community and subject to regulatory limitations. The price per share in the above table has been restated to reflect the 1997 stock dividend.

         Our ability to pay dividends to our shareholders is dependent on dividends received from First Community. Without prior approval, current regulations allow First Community to pay dividends to us up to the amount of net profits (as defined) for the current year plus retained net profits for the previous two years. First Community is also restricted by the Office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. First Community normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At June 30, 1999, the shareholder's equity of First Community was $9,244,000, of which a minimum of $1,771,000 was available for dividends.

         The number of record holders of our Common Stock as of August 9, 1999 was 282.

                                 CAPITALIZATION

         The following table sets forth the capitalization of the Company at June 30, 1999, both actual and as adjusted to reflect the exercise of all Warrants (before deducting estimated offering expenses). The information set forth below should be read in conjunction with the consolidated financial statements and related notes included elsewhere in this Prospectus.

                                                         ACTUAL    AS ADJUSTED
                                                         ------    -----------

Federal Home Loan Bank of Indianapolis advances        $5,753,457   $5,753,457

Other borrowings                                        2,203,775    2,203,775
                                                      -----------   ----------
Total borrowings                                        7,957,232    7,957,232
                                                      -----------   ----------
Stockholders' Equity Preferred Stock, no par value:
  1,000,000 shares authorized, none issued                    -0-          -0-
  Common stock, no par value:
    4,000,000 shares authorized,
    1,021,287 shares issued (actual),
    and 1,152,287 shares (as adjusted)
                                                        6,967,489    8,065,989
  Retained earnings and contributed capital             1,921,916    1,921,916
  Accumulated other comprehensive income (loss)         (111,550)    (111,550)
                                                      -----------   ----------
Stockholders' Equity                                    8,777,855    9,876,355
                                                      -----------   ----------
Total Borrowings and Stockholders' Equity             $16,735,087   17,833,587
                                                      ===========   ==========

        MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
                             RESULTS OF OPERATIONS


GENERAL

         First Community is a subsidiary of the Company and operates as an Indiana commercial bank.

         Net interest income has continued to increase in each of the last three years. However, the rate of increase has declined primarily due to an increase in tax-exempt loans and securities. First Community has increased its holdings in tax-exempt loans and securities due to their favorable tax equivalent yields. Since the tax benefit of these types of investments is reflected in reduced income tax expense, net interest income does not reflect the tax equivalent yield adjustment. First Community did not have the ability to take full advantage of the tax savings of such investments in past years due to a net operating loss carryforward. Additionally, interest rates on interest earning assets have declined over this period while rates on interest-bearing deposits have remained relatively constant due to the competitive nature of the market in which First Community operates.

         As a bank holding company, the Company depends upon the operations of its subsidiaries for substantially all revenue and reports its results of operations on a consolidated basis with its subsidiaries

         In May 1998, the Company formed a new subsidiary, First Community Real Estate Management, Inc. whose purpose is to purchase and lease back to First Community properties currently owned by First Community thereby allowing First Community to redeploy its capital to other uses. To that end, in July 1998, FCREM borrowed $800,000 at an interest rate of 1.125% under prime (as defined) per annum, adjustable every 5 years for a term of 30 years, from another financial institution in order to purchase the land and building of First Community's Bargersville branch office at 210 E. Harriman Ave. in Bargersville, Indiana and the land and building of its Banta Street office at 597 Banta Street in Franklin, Indiana. In December 1998, FCREM borrowed $416,000 at an interest rate of 7.25% per annum with payments due in monthly installments through November 2003, and a final balloon payment due in December 2003, from another financial institution in order to purchase the land and building of First Community's Greenwood branch office at 298 State Road 135 North, Greenwood, Indiana. In August 1999 FCREM borrowed $422,800 from another financial institution which loans bear interest at the rate of 7.5% per annum and is for a term of five years. Proceeds from the loan were used to acquire the land and buildings of First Community's North Vernon branches. First Community makes monthly lease payments to FCREM as lessee of these locations which are sufficient for FCREM to service the debt.

         First Community's profitability depends primarily upon the difference between income on its loans and investments and the cost of its deposits and borrowings. This difference is referred to as the spread or net interest margin. The difference between the amount of interest earned on loans and investments and the interest incurred on deposits and borrowings is referred to as net interest income. Interest income from loans and investments is a function of the amount of loans and investments outstanding during the period and the interest rates earned. Interest expense related to deposits and borrowings is a function of the amount of deposits and borrowings outstanding during the period and the interest rates paid.


RESULTS OF OPERATIONS

Three and Six Months Ended June 30, 1999 and 1998
-------------------------------------------------

         Net income decreased from $388,000 to $385,000 for the six months, and was constant at $180,000 for the three months ending June 30, 1998 and 1999, respectively. Basic earnings per share decreased from $.39 to $.38 for the six month period, and were constant at $.18 for the three month period ended June 30, 1998 and 1999, respectively. Net interest income increased from $1.9 million to $2.2 million for the six months, and from $965,000 to $1.1 million for the three months, ended June 30, 1998 and 1999, respectively.

         The decrease in net income for the six month period was primarily due to the increase in net interest income offset by general increases in other expense. The increase in net interest income for both periods was primarily due to increases in interest income on loans and short-term interest-bearing time deposits offset by an increase in interest expense on deposits. These increases in interest income and expense resulted primarily from increases in the volume of these interest-earning assets and interest-bearing liabilities. Income from service charges on deposit accounts increased from $149,000 to $155,000 for the six months, and from $76,000 to $80,000 for the three months, ended June 30, 1998 and 1999, respectively. This increase was primarily due to an increase in the number of deposit accounts. The increases in other expenses were a direct result of the overall growth of First Community. Income taxes decreased $56,000 for the six months ended

June 30, 1999, when compared to the same period in 1998, because of an increase in our tax exempt securities portfolio.

Year Ended December 31, 1998, 1997 and 1996
-------------------------------------------

         Net income for the year ended December 31, 1998 was $803,000 compared to $738,000 and $341,000 for the years ended December 31, 1997 and 1996, respectively. Basic earnings per share increased to $.81 for the year ended December 31, 1998 from $.75 and $.35 for the years ended December 31, 1997 and 1996, respectively. Diluted earnings per share increased to $.80 for the year ended December 31, 1998 from $.74 and $.34 for the years ended December 31, 1997 and 1996, respectively. Earnings increased from 1996 to 1998 primarily as a result of growth in First Community's loans and certain other items discussed more fully below.

         The increase in net interest income of $357,000 in 1998 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14.2 million in 1998, with growth in each lending area. A provision for loan losses of $239,000 was recorded as a result of an increase in the loan portfolio and not a deterioration of that portfolio. The increase in income from service fees of $57,000 resulted from a significant increase in the number of deposit accounts and fees associated with those accounts. The increases in other expenses are a direct result of the overall growth of First Community.

         The increase in net interest income of $562,000 in 1997 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $14,688,000 in 1997, with the most significant areas of growth being in mortgage and construction loans. The increase in provision for loan losses from $219,000 to $255,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $69,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The decrease in deposit insurance expense of $408,000 was due to the FDIC special assessment for all institutions with SAIF insured deposits which the Bank incurred in 1996 only. The assessment amounted to additional expense in 1996 of $344,000. Income taxes increased $260,000 because of an increase in First Community's overall taxable income.

         The increase in net interest income of $871,000 in 1996 resulted primarily from an increase in lending and the income derived therefrom. Net loans outstanding increased $10,346,000 in 1996, with growth in the majority of the lending areas. The increase in provision for loan losses from $208,000 to $219,000 is a reflection of an increase in the loan portfolio and not a deterioration of the same. The increase in income from service fees of $51,000 resulted from a significant increase in the number of deposit accounts and fees associated with the same. The increase in other expenses is primarily attributable to the signing of the Omnibus Appropriations Bill on September 30, 1996, which imposed a FDIC special assessment for all institutions with SAIF insured deposits. This assessment amounted to $344,000 and is included in deposit insurance expense for the year ending December 31, 1996. Other expenses also increased due to overall growth. Income taxes increased $105,000 in 1996 due to an increase in First Community's overall taxable income.

         The following table sets forth the average balance sheet amounts, the related interest income or expense and average rates earned or paid for the years ended December 31, 1997 and 1998.

                                                    1997                               1998
                                      ------------------------------     ------------------------------
                                                 INTEREST/                          INTEREST/
                                      AVERAGE     INCOME     AVERAGE     AVERAGE     INCOME     AVERAGE
                                      BALANCE     EXPENSE     RATE       BALANCE     EXPENSE     RATE
                                      -------    ---------   -------     -------    ---------   -------
                                              (DOLLARS IN 000'S ON FULLY TAXABLE EQUIVALENT BASIS)
Assets:
Interest-bearing deposits             $5,848        $230       3.9%       $7,838       $328       4.2%
Investment securities: (1)
   Taxable                             2,604         245       9.4         3,135        307       9.8
   Tax-exempt                          2,505         143       5.7         3,144        179       6.7
                                     -------      ------                --------     ------
Total investment securities            5,109         388       7.6         6,279        486       7.7
                                     -------      ------                --------     ------
Loans: (2)
   Commercial....................     25,794       2,589      10.0        29,567      2,841       9.6
   Real estate mortgage..........     21,043       1,887       9.0        27,042      2,275       8.4
   Installment...................     23,825       2,161       9.1        26,509      2,343       8.8
   Tax-exempt loans and leases...      2,386         192       8.0         3,067        257       8.4
                                     -------      ------                --------     ------
Total loans......................     73,048       6,829       9.3        86,185      7,716       9.4
                                     -------      ------                --------     ------
Total earning assets.............     84,005       7,447       8.9       100,302      8,530       8.5
                                                  ------                             ------
Allowance for loan losses........      (720)                               (915)
Cash and due from banks..........        985                               1,112
Premises and equipment...........      1,876                               2,550
Other assets.....................        980                               1,366
                                     -------                            --------
Total assets.....................    $87,126                            $104,415
                                     =======                            ========

Liabilities:
Interest-bearing deposits:
NOW accounts.....................     $9,281         243       2.6       $10,458        276       2.6
Savings..........................     15,655         694       4.4        19,971        870       4.4
Certificates of deposit and
   other time deposits...........     46,958       2,758       5.9        54,495      3,159       5.8
                                     -------      ------                --------     ------
Total interest-bearing deposits..     71,894       3,695       5.1        84,924      4,305       5.1
FHLB advances....................      1,830         112       6.1         3,022        175       5.8
Other borrwings..................          0           0         0           399         29       7.3
                                     -------      ------                --------     ------
Total interest-bearing liabilities    73,724       3,807       5.2        88,345      4,509       8.1
                                                  ------                             ------
Noninterest-bearing demand
   deposits......................      5,587                               7,361
Other liabilities................        451                                 621
                                     -------                            --------
Total liabilities................     79,762                              96,327
Stockholders' equity.............      7,364                               8,088
                                     -------                            --------
Total liabilities and stockholders'
equity...........................    $87,126                            $104,415
                                     =======                            ========

Net interest income..............                 $3,640       4.3%(3)               $4,021       4.0%(3)
                                                  ======                             ======

Adjustments to convert tax-exempt
investment securities to fully
taxable equivalent basis, using
marginal rate of 34% after
adjustment for effect of
non-deductible interest expense
attributed to such assets........                    $86                               $110
                                                  ======                             ======

(1) The average balances of investment securities, including available for sale securities, are computed on historical cost and do not include any fair value adjustments.

(2)  Nonaccruing loans have been included in the average balances.

(3)  Net interest income divided by total earning assets.

         CHANGES IN INTEREST INCOME AND EXPENSE COMPARING DECEMBER 31, 1998 AND 1997 AND DECEMBER 31, 1997 AND 1996. The following tables analyze the changes in interest income and interest expense comparing the years ended December 31, 1998 and 1997 and December 31, 1997 and 1996. It distinguishes between the changes due to differences in volume (outstanding balances), the changes due to changes in interest rates, and changes attributable to both rate and volume, which cannot be separately identified and have been allocated proportionately to the change due to volume and the change due to rate.

                                                 INCREASE (DECREASE) IN NET
                                                       INTEREST INCOME
YEAR ENDED DECEMBER 31, 1998
COMPARED TO YEAR                                  NET       DUE TO      DUE TO
ENDED DECEMBER 31, 1997                          CHANGE      RATE       VOLUME
                                                 ------     ------      ------
                                                       (DOLLARS IN 000'S)
Interest-earning assets:
  Loans........................................    $887     $  (299)    $1,186
  Investment securities........................      98           8         90
  Interest-bearing deposits....................      98          16         82
                                                 ------     -------     ------
    Total......................................   1,083        (275)     1,358
                                                 ------     -------     ------

Interest-bearing liabilities:
  Savings......................................     176         (12)       188
  Interest-bearing checking....................      33           2         31
  Certificates of deposit......................     401         (36)       437
  FHLB advances................................      63          (6)        69
  Other borrowings                                   29           0         29
                                                 ------     -------     ------
    Total......................................     702         (52)       754
                                                 ------     -------     ------

Net change in net interest income..............  $  381     $  (223)    $  604
                                                 ======     =======     ======

                                                 INCREASE (DECREASE) IN NET
                                                       INTEREST INCOME
YEAR ENDED DECEMBER 31, 1997
COMPARED TO YEAR                                  NET       DUE TO      DUE TO
ENDED DECEMBER 31, 1996                          CHANGE      RATE       VOLUME
                                                 ------     ------      ------
                                                       (DOLLARS IN 000'S)
Interest-earning assets:
  Loans........................................  $1,226     $    (7)    $1,233
  Investment securities........................     (39)         23        (62)
  Interest-bearing deposits....................      22                     22
                                                 ------     -------     ------
    Total......................................   1,209          16      1,193
                                                 ------     -------     ------

Interest-bearing liabilities:
  Savings......................................      56          (3)        59
  Interest-bearing checking....................      41                     41
  Certificates of deposit......................     652          37        615
  FHLB advances................................    (108)         (5)      (103)
                                                 ------     -------     ------
    Total......................................     641          29        612
                                                 ------     -------     ------
Net change in net interest income..............  $  568     $   (13)    $  581
                                                 ======     =======     ======

FINANCIAL CONDITION

         ASSET/DEPOSIT BASE. First Community has experienced significant growth in assets and deposits. We believe this growth can be attributed to several factors, none of which can be singled out as the predominant reason for the growth, but each of which is believed to have contributed to the increase in assets from $57,857,000 at December 31, 1994 to $121,272,000 at December 31,
1998 and to $137,915,000 at June 30, 1999, and deposits from $46,184,000  at
December 31, 1994 to $106,193,000 at December 31, 1998 and $120,660,000 at June
30, 1999. These factors include: (i) increased population in the geographic area serviced; (ii) increased per-household disposable income in the geographic area serviced; (iii) the acquisition of certain local financial institutions by larger metropolitan area banks and the preference of certain individuals in the service area for dealing with a locally owned institution; and (iv) the expansion into new communities with the opening of the Franklin, Indianapolis and Trafalgar branches in 1992, the opening of the North Vernon branch in 1993, and the opening of second branches in Franklin, Indiana in October 1996 and in North Vernon, Indiana in September 1998.

         First Community currently classifies loans as substandard, doubtful and loss to assist management in addressing collection risks and pursuant to regulatory requirements which are not necessarily consistent with generally accepted accounting principles. Substandard loans represent credits characterized by the distinct possibility that some loss will be sustained if deficiencies are not corrected. Doubtful loans possess the characteristics of substandard loans, but collection or liquidation in full is doubtful based upon existing facts, conditions and values. A loan classified as a loss is considered uncollectible. As of June 30, 1999, First Community had $998,000 of loans classified as substandard, none as doubtful and none as loss. At December 31, 1998, First Community had $1,464,094 of loans classified as substandard, none as doubtful and none as loss. The allowance for loan losses was $1.0 million or 1.0% of net loans receivable at June 30, 1999 compared to $955,000 or 1.0% of net loans receivable at December 31, 1998. A portion of classified loans are non-accrual loans. First Community had non-accrual loans totaling $359,000 at June 30, 1999 compared to $17,000 at December 31, 1998.

         ASSET/LIABILITY MANAGEMENT. One of the actions undertaken by First Community's management has been to adopt asset/liability management policies in an attempt to reduce the susceptibility of First Community's net interest spread to the adverse impact of volatile interest by attempting to match maturities (or time-to-repricing) of assets with maturities or repricing of liabilities and then actively managing any mismatch. Accomplishing this objective requires attention to both the asset and liability sides of the balance sheet. The difference between maturity of assets and maturity of liabilities is measured by the interest-rate gap.

         First Community's one-year cumulative interest-rate gap as a percent of total assets was a negative 20.9% and 19.9% at June 30, 1999 and December 31, 1998, respectively. This interest-rate gap represents substantial risk for First Community in an environment of rising interest rates. A negative interest-rate gap means First Community's earnings are vulnerable to periods of rising interest rates because during such periods the interest expense paid on liabilities will generally increase more rapidly than the interest income earned on assets. Conversely, in a falling interest-rate environment, the total expense paid on liabilities will generally decrease more rapidly than the interest income earned on assets. A positive interest-rate gap would have the opposite effect.

         Asset management goals have been directed toward obtaining a suitable balance of asset quality, liquidity and diversification in order to stabilize and improve earnings. The asset management strategy has concentrated on shortening the maturity of its loan portfolio by increasing adjustable-rate loans and short-term installment and commercial loans. At December 31, 1998, First Community had $48.9 Million or 51.9% of its total loan portfolio invested in installment and commercial loans as compared to $40.8 Million or 51.04% at December 31, 1997. Increasing short-term installment and commercial loans increases the overall risk of the loan portfolio. Such risk relates primarily to collection and to the loans that often are secured by rapidly depreciating assets. First Community's ratio of non-performing assets to total assets was
 .26% at June 30, 1999 and .45% at December 31, 1998.

         The primary goal in the management of liabilities has been to increase core deposit relationships and therefore improve the stability of deposit accounts. Management has attempted to combine a policy for controlled growth with a strong, loyal customer base to control interest expense.

         The following tables illustrate the interest-rate sensitivity of interest-earning assets and interest-bearing liabilities at June 30, 1999 and December 31, 1998. Mortgages which have adjustable or renegotiable interest rates are shown as subject to change every one to three years based upon the contracted-for adjustment period. This schedule does not reflect the effects of possible prepayments on enforcement of due-on-sale clauses.

                                                 AT JUNE 30, 1999 MATURING OR REPRICING
                                                 --------------------------------------
                                           ONE YEAR     1 - 3      3 - 5     OVER 5
                                           OR LESS      YEARS      YEARS     YEARS      TOTAL
                                           --------     -----      -----     ------     -----
                                                            (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........        $11,597     $4,904     $7,865               $24,366
  Fixed rate mortgages.............          4,251      2,541      2,526    $14,670     23,988
  Commercial loans.................         11,965      3,221      1,706        581     17,473
  Consumer loans...................         12,612     12,522      5,658        897     31,689
  Tax-exempt loans and leases......                                           3,282      3,282
  Investments......................          1,552      2,630      3,087      6,025     13,294
  FHLB stock.......................            779                                         779
  Interest-bearing deposits........         17,389                                      17,389
                                          --------   --------   --------   --------   --------
    Total interest-earning assets..         60,145     25,818     20,842     25,455    132,260
                                          --------   --------   --------   --------   --------

Interest-bearing liabilities:
  Fixed maturity deposits..........         43,954     18,671      3,400      1,094     67,119
  Other deposits...................         44,860                                      44,860
  FHLB advances....................            156      1,760      3,837                 5,753
  Other Borrowings.................             18         40      1,146      1,000      2,204
                                          --------   --------   --------   --------   --------
    Total interest-bearing liabilities      88,988     20,471      8,383      2,094    119,936
                                          --------   --------   --------   --------   --------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......        (28,843)      5,347    12,459     23,361     12,324
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities               (28,843)   (23,496)   (11,037)    12,324
Cumulative ratio at June 30,
1999 as a percent of total assets..         (20.91)%   (17.04)%    (8.00)%     8.94%

                                              AT DECEMBER 31, 1998 MATURING OR REPRICING
                                              ------------------------------------------
                                           ONE YEAR     1 - 3      3 - 5     OVER 5
                                           OR LESS      YEARS      YEARS     YEARS      TOTAL
                                           --------     -----      -----     ------     -----
                                                            (DOLLARS IN 000'S)
Interest-bearing assets:
  Adjustable rate mortgages........          $14,313      $3,944   $7,148              $25,405
  Fixed rate mortgages.............            5,033       2,387    2,241   $12,655     22,316
  Commercial loans.................           11,936       1,935    1,186       229     15,286
  Consumer loans...................           11,508      11,175    4,382       659     27,724
  Tax-exempt loans and leases......                                           3,463      3,463
  Investments......................            1,721       1,349    1,372     3,607      8,049
  FHLB stock.......................              778                                       778
  Interest-bearing deposits........          138,106                                    13,106
                                           ---------   ---------  -------   -------    -------
    Total interest-earning assets..           58,395      20,790   16,329    20,613    116,127
                                           ---------   ---------  -------   -------    -------

Interest-bearing liabilities:
  Fixed maturity deposits..........           40,497      12,537    3,326        50     56,410
  Other deposits...................           41,807                                    41,807
  FHLB advances....................              156         760    3,837                4,753
                                           ---------   ---------  -------              -------
  Other borrowings                                17          38    1,157       170      1,382
                                           ---------   ---------  -------   -------    -------
    Total interest-bearing liabilities        82,477      13,335    8,320       220    104,352
                                           ---------   ---------  -------   -------    -------

Excess (deficiency) of
interest-earning assets over
interest-bearing liabilities.......          (24,082)      7,455    8,009    20,393     11,775
Cumulative excess (deficiency)
of interest-earning assets over
interest-bearing liabilities                 (24,082)    (16,627)   8,618    11,775
Cumulative ratio at December 31,
1998 as a percent of total assets..           (19.86)%    (13.71)%  (7.11)%    9.71%

         The following tables provide information about the Company's significant financial instruments at June 30, 1999 and December 31, 1998 that are sensitive to changes in interest rates. The table presents principal cash flows and related weighted average interest rates (on a tax equivalent basis) by expected maturity dates.

                                                   MATURING IN YEARS ENDING JUNE 30
                                                                                                               FAIR
                                  2000        2001         2002      2003      2004    THEREAFTER   TOTAL      VALUE
                                  ----        ----         ----      ----      ----    ----------   -----      -----
                                                           (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                     $1,337      $1,595         $894    $1,706    $1,108     $5,817    $12,457    $12,457
  Average interest rate           9.35%       6.79%        6.04%     5.75%     5.77%      6.10%      6.46%

Investment securities held
  to maturity
  Fixed rate                        215         122           19        20       253        208        837        822
  Average interest rate           6.52%       6.59%        5.23%     5.36%     6.96%      6.26%      6.54%
Loans
  Fixed rate                     16,775       9,781        7,902     5,627     3,654     19,431     63,169     63,493
     Average interest rate        8.66%       9.03%        8.77%     8.57%     8.41%      7.78%      8.44%
  Variable rate                  10,449       3,263        1,670     1,184     1,244     19,818     37,629     37,827
    Average interest rate         9.11%       9.14%        8.93%     8.59%     8.59%      8.04%      8.51%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate              44,860                                                             44,860     44,860
      Average interest rate       3.32%                                                              3.32%
    Certificates of Deposit
      Fixed rate                 43,954      18,015          656     1,900     1,500      1,094     67,119     67,279
      Average interest rate       5.37%       5.35%        5.83%     6.03%     5.70%      6.40%      5.41%

FHLB Advances
   Fixed rate                       156         638        1,122     2,603     1,234                 5,753      5,677
      Average interest rate       6.01%       6.05%        5.34%     5.55%     5.49%                 5.69%

Other Borrowings
   Fixed rate                        10          11           11        12       367      1,000      1,411      1,392
     Average interest rate        7.25%       7.25%        7.25%     7.25%     7.25%      7.00%      7.07%
   Variable rate                      8           9            9        10       757                   793        788
      Average interest rate       7.38%       7.38%        7.38%     7.38%     7.38%                 7.38%

                                                                       Maturing in Years Ending December 31
                                                                                                                          FAIR
                                          1999       2000        2001       2002        2003    THEREAFTER    TOTAL       VALUE
                                          ----       ----        ----       ----        ----    ----------    -----       -----
                                                                         (DOLLARS IN 000'S)
ASSETS
Investment securities
  available for sale
  Fixed rate                             $1.090       $271        $968       $766        $606     $3,315      $7,016     $7.047
  Average interest rate                   10.0%       7.1%        5.5%       6.1%        6.3%       6.5%        6.9%

Investment securities held
  to maturity
  Fixed rate                                631        105           5                               292       1,033      1,060
  Average interest rate                    5.9%       6.8%        7.1%                              7.2%        6.4%
Loans
  Fixed rate                             16,840      8,196       6,936      4,678       2,659     17,005      56,314     57,232
     Average interest rate                 9.2%       9.1%        8.9%       8.7%        8.5%       7.9%        8.7%
  Variable rate                          10,793      2,378       2,735      1,082       1,124     19,768      37,880     38,248
    Average interest rate                  9.9%       9.3%        9.2%       9.6%        8.9%       8.3%        8.9%

Liabilities
  Deposits
    NOW, Money Market and
    Savings Deposits
      Variable rate                      41,807                                                               41,807     41,807
      Average interest rate                3.6%                                                                 3.6%
    Certificates of Deposit
      Fixed rate                         40,497     10,921       1,616      1,020       2,306        $50      56,410     56,723
      Average interest rate                6.6%       5.6%        5.9%       6.1%        5.9%       5.7%        5.6%

FHLB Advances
   Fixed rate                               156        638         122      2,603       1,234                  4,753      4,773
      Average interest rate                6.0%       6.1%        6.0%       5.6%        5.5%                   5.6%

Other borrowings
      Fixed rate                             10         10          11         12         373        170         586        581
      Average interest rate                7.3%       7.3%        7.3%       7.3%        7.3%       7.0%        7.2%
      Variable rate                           7          8           9         10          10        752         796        790
      Average interest rate                7.4%       7.4%        7.4%       7.4%        7.4%       7.4%        7.4%

LIQUIDITY AND CAPITAL RESOURCES

         Liquidity refers to the ability of a financial institution to generate sufficient cash to fund current loan demand, meet savings deposit withdrawals and pay operating expenses. The primary sources of liquidity are cash, interest-bearing deposits in other financial institutions, marketable securities, loan repayments, increased deposits and total institutional borrowing capacity.

         Cash and interest-bearing deposits, when combined with investments, remained relatively constant during 1998 as a percentage of total assets. Management's goal is to maintain cash, interest-bearing deposits and investments at a level sufficient to satisfy needs for liquidity and other short-term obligations.

         Management believes that it has adequate liquidity for the Company's short- and long-term needs. Short-term liquidity needs resulting from normal deposit/withdrawal functions are provided by the Company retaining a portion of cash generated from operations in a Federal Home Loan Bank ("FHLB") daily investment account. This account acts as a short-term liquidity source while providing interest income to the Company. Long-term liquidity and other liquidity needs are provided by the ability of the Company to borrow from the FHLB. The balance of its FHLB advances was $5.8 Million and $4.8 Million at June 30, 1999 and December 31, 1998, respectively.

         Liquidity, represented by cash and cash equivalents, is a result of its operating, investing and financing activities. These activities are discussed below for the years ended December 31, 1998 and December 31, 1997.

         During 1998 and 1997, cash and cash equivalents which are defined as cash and due from banks and interest-bearing time deposits increased $3.1 million and $4.2 million, respectively. Cash was provided primarily from a net increase in deposit accounts of $18.5 million in 1998 and $17.1 million in 1997. Cash was used primarily to fund a net increase in loans of $14.5 million in 1998 and $15.1 million in 1997.

         At December 31, 1998 and 1997, commitments to fund loan originations were approximately $12.7 million and $5.6 million, respectively. In the opinion of management, First Community has sufficient cash flow and borrowing capacity to meet funding commitments and to maintain proper liquidity levels based upon First Community's favorable liquidity ratio and the ability to borrow from the FHLB.

         At June 30, 1999, we had a capital to asset ratio of 6.4%. At June 30, 1999, First Community had core capital of approximately 7.6% and had risk-based capital in excess of 10.2%. The regulatory core and risk-based capital requirements for First Community are 4.0% and 8.0% respectively.

         On October 30, 1998, the Company issued rights and warrants to shareholders to purchase one share of common stock of the Company for every ten shares owned as of October 29, 1998, subject to a minimum offer and purchase of 100 shares. The rights were exercisable until January 29, 1999 and the warrants are exercisable from September 15, 1999 to December 13, 1999. The net proceeds to the Company from the sale of the stock in the rights offering, after deducting the expenses, was approximately $133,000. The purpose of the rights offering was to raise additional capital for the Bank to support additional growth and for general corporate purposes.

         In addition, on October 30, 1998, the Company commenced the offer and sale up to $1 million in unsecured convertible notes. The notes are due December 31, 2008, bear interest at the rate of 7% per annum and, at the option of the holder, are convertible to common stock of the Company at the conversion price of $11.00 per share. All of the notes were sold and the net proceeds were used to provide capital to FCREM to acquire and lease branch facilities to the Bank and to provide additional capital to the Bank to support asset growth.

ACCOUNTING MATTERS

         The Financial Accounting Standards Board (FASB) has issued Statement of Financial Accounting Standards (SFAS) No. 133, Accounting for Derivative Instruments and Hedging Activities. This Statement requires companies to record derivatives on the balance sheet at their fair value. SFAS No. 133 also acknowledges that the method of recording a gain or loss depends on the use of the derivative. If certain conditions are met, a derivative may be specifically designated as (a) a hedge of the exposure to changes in the fair value of a recognized asset or liability or an unrecognized firm commitment, (b) a hedge of the exposure to variable cash flows of a forecasted transaction, or (c) a hedge of the foreign currency exposure of a net investment in a foreign operation, an unrecognized firm commitment, an available-for-sale security, or a foreign-currency-denominated forecasted transaction.

         For a derivative designated as hedging the exposure to changes in the fair value of a recognized asset or liability or a firm commitment (referred to as a fair value hedge), the gain or loss is recognized in earnings in the period of change together with the offsetting loss or gain on the hedged item attributable to the risk being hedged. The effect of that accounting is to reflect in earnings the extent to which the hedge is not effective in achieving offsetting changes in fair value.

         For a derivative designated as hedging the exposure to variable cash flows of a forecasted transaction (referred to as a cash flow hedge), the effective portion of the derivative's gain or loss is initially reported as a component of other comprehensive income (outside earnings) and subsequently reclassified into earnings when the forecasted transaction affects earnings. The ineffective portion of the gain or loss is reported in earnings immediately.

         For a derivative designated as hedging the foreign currency exposure of a net investment in a foreign operation, the gain or loss is reported in other comprehensive income (outside earnings) as part of the cumulative translation adjustment. The accounting for a fair value hedge described above applies to a derivative designated as a hedge of the foreign currency exposure of an unrecognized firm commitment or an available-for-sale security. Similarly, the accounting for a cash flow hedge described above applies to a derivative designated as a hedge of the foreign currency exposure of a foreign-currency-denominated forecasted transaction.

         For a derivative not designated as a hedging instrument, the gain or loss is recognized in earnings in the period of change.

         The new Statement applies to all entities. If hedge accounting is elected by the entity, the method of assessing the effectiveness of the hedging derivative and the measurement approach of determining the hedge's ineffectiveness must be established at the inception of the hedge.

         SFAS No. 133 amends SFAS No. 52 and supersedes SFAS Nos. 80, 105 and
119. SFAS No. 107 is amended to include the disclosure provisions about the concentrations of credit risk from SFAS No. 105. Several Emerging Issues Task Force consensuses are also changed or nullified by the provisions of SFAS No. 133.

         SFAS No. 133 will be effective for all fiscal years beginning after June 15, 1999. Early application is encouraged; however, this Statement may not be applied retroactively to financial statements of prior periods.

         FASB has issued Statement of Financial Accounting Standards No. 134, Accounting for Mortgage-Backed Securities Retained after the Securitization of Mortgage Loans Held for Sale by a Mortgage Banking Enterprise. This Statement establishes accounting standards for certain activities of mortgage banking enterprises and for other enterprises with similar mortgage operations. This Statement amends SFAS No. 65.

         SFAS No. 65, as previously amended by SFAS Nos. 115 and 125, required a mortgage banking enterprise to classify a mortgage-backed security as a trading security following the securitization of the mortgage loan held for sale. This Statement further amends SFAS No. 65 to require that after the securitization of mortgage loans held for sale, an entity engaged in mortgage banking activities must classify the resulting mortgage-backed security or other retained interests based on the entity's ability and intent to sell or hold those investments.

         The determination of the appropriate classification for securities retained after the securitization of mortgage loans by a mortgage banking enterprise now conforms to SFAS No. 115. The only requirement the new Statement adds is that if an entity has a sales commitment in place, the security must be classified into trading.

         This Statement is effective for the first fiscal quarter beginning after December 15, 1998. On the date this Statement is initially applied, an entity may reclassify mortgage-backed securities and other beneficial interests retained after the securitization of mortgage loans held for sale from the trading category, except for those with sales commitments in place. Those securities and other interests shall be classified based on the entity's present ability and intent to hold the investments.

IMPACT OF INFLATION AND CHANGING PRICES

         The financial statements and related data presented herein have been prepared in accordance with generally accepted accounting principles. These principles require the measurement of financial position and operating results in terms of historical dollars, without considering changes in the relative purchasing power of money over time due to inflation.

         The primary assets and liabilities of the Company are monetary in nature. Consequently, interest rates generally have a more significant impact on performance than the effects of inflation. Interest rates, however, do not necessarily move in the same direction or with the same magnitude as the price of goods and services. In a period of rapidly rising interest rates, the liquidity and the maturity structure of the Company's assets and liabilities are critical to the maintenance of acceptable performance levels.

YEAR 2000 COMPLIANCE

         The Company's lending and deposit activities, like those of most financial institutions, depend significantly upon computer systems. The Company is addressing the potential problems associated with the possibility that the computers which control its systems, facilities and infrastructure may not be programmed to read four-digit date codes. This could cause some computer applications to be unable to recognize the change from the year 1999 to the year 2000, which could cause computer systems to generate erroneous data or to fail.

         Management recognizes the possibility of certain risks associated with Year 2000 and is continuing to evaluate appropriate courses of corrective action. As of June 30, 1999, the Company has completed an inventory of all hardware and software systems and has made all mission critical classifications. The Company has implemented both an employee awareness program and a customer awareness program aimed at educating people about the efforts being made by the Company as well as bank regulators regarding the Year 2000 issue.

         The Company's data processing is performed primarily by a third party servicer. The Company has been informed by its primary service provider that all reprogramming efforts were completed at December 31, 1998, allowing the Company adequate time for testing. The Company completed testing by March 31, 1999.

         The Company also uses software and hardware which are covered under maintenance agreements with third party vendors. Consequently the Company is dependent on these vendors to conduct its business. The Company has contacted each vendor to request time tables for Year 2000 compliance and the expected costs, if any, to be passed along to the Company. Most of the Company's vendors have provided responses as to where they stand regarding Year 2000 readiness. Those who have not responded to the Company's status requests are being contacted again. Depending on the responses received from the third party vendors, the Company will make decisions as to whether to continue those relationships or to search for new providers of those services.

         In addition to possible expenses related to the Company's own systems and those of its service providers, the Company could be affected by the Year 2000 problems affecting any of its depositors or borrowers. Such problems could include delayed loan payments due to Year 2000 problems affecting the borrower. The Company has also begun to require all significant commercial borrowers to certify their own year 2000 compliance status. The Company is still in the process of collecting that information.

         At this time, it is estimated that costs associated with Year 2000 issues will be approximately $25,000 to $60,000 from 1998 through 1999. Although management believes it is taking the necessary steps to address the Year 2000 compliance issue, no assurances can be given that some problems will not occur or that the Company will not incur significant additional expenses in the future periods. In the event that the Company is ultimately required to purchase replacement computer systems, program and equipment, or to incur substantial expenses to make its current systems, programs and equipment Year 2000 compliant, its financial position and results of operation could be adversely impacted. Amounts expensed in fiscal 1997 and 1998 and year-to-date 1999 were immaterial.

                                    BUSINESS


GENERAL

         The Company is primarily a one-bank holding company incorporated in August 1991. The Company's primary asset is its wholly-owned banking subsidiary, First Community, an Indiana-chartered commercial bank formerly known as Bargersville Federal Savings Bank. The Company recently formed FCREM as a wholly-owned subsidiary to own and lease banking facilities to First Community.

         At June 30, 1999, the Company had approximately $137.9 million of assets, deposits of approximately $120.7 million and shareholders' equity of approximately $8.8 million. First Community's primary business consists of attracting deposits from the general public and originating real estate, commercial and consumer loans and purchasing investments through its offices located in Bargersville, Greenwood, Franklin (2), Indianapolis, Trafalgar, and North Vernon (2), Indiana. As of June 30, 1999, First Community had 66 employees of which 51 were full-time. The Company and FCREM have no employees.

         First Community's deposits are insured to the maximum extent permitted by law by the Savings Association Insurance Fund ("SAIF") of the Federal Deposit Insurance Corporation ("FDIC"). First Community is a member of the Federal Home Loan Bank ("FHLB") of Indianapolis. First Community is subject to comprehensive regulation, examination and supervision by the Indiana Department of Financial Institutions ("DFI") and the FDIC. The Company is subject to regulation by the Federal Reserve Board. The Federal Reserve Board, as a condition of the acquisition of First Community, required the Company to make a commitment not to incur debt in excess of a 30% debt-to-equity ratio on an unconsolidated basis.

         The business of First Community consists primarily of attracting deposits from the general public, originating residential real estate, commercial and consumer loans and purchasing other types of investments. In addition, First Community originates first mortgage income-producing property real estate loans, second mortgage one-to-four family home loans, secured home improvement loans, and savings deposit secured loans. Consumer loans include, among others, new and used automobile and other secured and unsecured personal loans. First Community offers small commercial loans to area businesses in addition to new home construction loans and business lines of credit. First Community also invests in various US Treasury, federal agency, state, municipal and other investment securities permitted by applicable laws and regulations. The principal sources of funds for First Community's lending activities include deposits received from the general public, amortization and repayment of loans, maturity of investment securities and FHLB advances.

         First Community's primary sources of income are interest on loans, investment securities and interest-bearing deposits in other financial institutions and service charges on deposit accounts. Its principal expenses are interest paid on deposit accounts and borrowings, salaries and employee benefits, premises and equipment expenses and other overhead expenses incurred in the operation of First Community.

LENDING ACTIVITIES

         The following table sets forth information concerning the composition of First Community's loan portfolio in dollar amounts and percentages.

                                                          AT DECEMBER 31,
                                                  1997                          1998
                                         -----------------------      -----------------------
                                                      PERCENT OF                   PERCENT OF
                                          AMOUNT        TOTAL         AMOUNT         TOTAL
                                          ------      ----------      ------       ----------
TYPE OF LOAN                                              (DOLLARS IN 000'S)
Real estate loans
   Residential mortgages
   (1-4 single family homes)             $28,971        36.60%        $34,118        36.54%

Construction and land development          6,773          8.55          7,739          8.29
Commercial loans                          17,883         22.59         23,889         25.59
Installment loans                         22,896         28.93         24,968         26.74
Tax-exempt loans and leases                3,377          4.27          3,480          3.73
                                         -------       -------        -------       -------

Loans                                     79,900        100.94         94,194        100.89
Allowance for losses                       (848)        (1.07)          (955)        (1.02)
Deferred loan origination costs              100           .13            125           .13
                                         -------       -------        -------       -------

Loans, net                               $79,152       100.00%        $93,364       100.00%
                                         =======       =======        =======       =======

         The following table sets forth certain information at December 31, 1998, regarding the dollar amount of loans maturing in First Community's loan portfolio based on contractual maturities. Demand loans having no stated schedule of repayments and no stated maturity and overdrafts are reported as due in one year or less. This schedule does not reflect the effects of possible prepayments or enforcement of due-on-sale clauses. Management expects prepayments will cause actual maturities to be shorter. Certain mortgage loans such as construction loans and second mortgage loans are included in the commercial and installment loan totals below. In addition, commercial real estate loans are included in real estate loans below.

                                                                      REMAINING MATURITIES
                                              ----------------------------------------------------------------
                                                 BALANCE
                                              OUTSTANDING AT
                                               DECEMBER 31,                    OVER ONE YEAR
                                                   1998         ONE YEAR       TO FIVE YEARS   OVER FIVE YEARS
                                                                 OR LESS
                                              ----------------------------------------------------------------
                                                                       (DOLLARS IN 000'S)
Real estate loans                                $47,721         $9,549            $9,306          $28,866
Commercial loans                                  15,286          7,357             4,652            3,277
Installment loans                                 27,724         10,727            15,830            1,167
Tax-exempt loans and leases                        3,463              0                 0            3,463
                                                 -------        -------           -------          -------

Total                                            $94,194        $27,633           $29,788          $36,773
                                                 =======        =======           =======          =======

         The following table sets forth, as of December 31, 1998, the dollar amount of all loans maturing after December 31, 1999 showing those having a fixed interest rate and floating or adjustable interest rates.


                                                       FLOATING OR
                                                       ADJUSTABLE
                                       FIXED RATE          RATE
                                       ----------      -----------
TYPE OF LOAN                              (DOLLARS IN 000'S)

Real estate loans                       $22,316          $25,405
                                            -
Commercial loans                          6,184            9,102
Installment loans                        24,351            3,373
Tax-exempt loans and leases               3,463                0
                                        -------          -------
                                         56,314           37,880
                                            -
Less amount due within one year          16,840           10,793
                                        -------          -------

Loans due after one year                $39,474          $27,087
                                        =======          =======

         The original contractual loan payment period for adjustable interest rate residential loans originated by First Community normally ranges from 15 to 20 years. Current fixed rate mortgage originations may not exceed a 20-year term. Because borrowers may refinance or prepay their loans, however, such loans normally remain outstanding for a substantially shorter period of time.

         Origination, Purchase and Sale of Loans. Interest rates charged by First Community on its loans are affected primarily by loan demand and the supply of funds available for lending. These factors are in turn affected by general economic conditions and monetary policies of the federal government, including the Federal Reserve Board, the general supply of money in the economy, legislative tax policies and governmental budgetary matters.

         Loan originations are derived from a number of sources. Residential loan originations are attributable primarily to solicitation by First Community's staff, referrals from real estate brokers, builders and walk-in customers. Multifamily and other commercial real estate loan originations are obtained from previous borrowers and direct contact with First Community. All property securing real estate loans made by First Community is appraised in accordance with applicable regulations of the FDIC and includes an actual inspection of such property by designated fee appraisers. To supplement loan demand, First Community has also purchased participations in tax-exempt leases.

         First Community typically has not sold loans or loan participations in the secondary market and services substantially all loans which it originates and retains.

         All mortgage loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of the Board. Loan limits are reviewed and changed from time to time to reflect current market conditions. Fire and casualty insurance is required on all mortgage loans as well as abstracts of title or title insurance.

         Residential Mortgage Loans. Residential mortgage loans have been predominantly secured by single-family homes. To reduce its exposure to changes in interest rates, First Community currently originates adjustable rate mortgages ("ARMs") along with long term, fixed-rate mortgages.

         First Community offers residential construction mortgage loans with maturities of six months or less at interest rates which vary with current market rates. The application process includes the same items which are required for other residential mortgage loans and include a submission of accurate plans, specifications and costs of the property to be constructed. These items are used as a basis to determine the appraised value of the subject property. Appraisal reports are completed by designated fee appraisers, and loans are based on the current appraised value. Loans of up to 80% of such amount may be offered for a maximum period of six months for the construction of the properties securing the loans. Extensions are permitted, when circumstances warrant, if construction has continued satisfactorily and the loan is current.

         Installment and Commercial Lending. First Community makes various types of installment loans including loans to depositors secured by pledges of their deposit accounts, new and used automobile loans, both direct and indirect, and secured and unsecured personal loans. Although installment and commercial loans are considered by management to involve more risk than residential mortgage loans, such loans have shorter maturities and typically have higher yields than mortgage loans.

         Commercial loans include loans secured by commercial real estate or deposits, single-payment loans, construction loans and loans for business purchases, operations, inventory and lines of credit.

All non-residential mortgage loans are at a greater interest rate than single-family residential loans.

         All installment and commercial loans in excess of $300,000 are approved by the full Board of Directors or the loan committee of First Community. A loan officer's approval is required for installment or commercial loans up to certain amounts. First Community has established policies regarding financial statement requirements, credit verifications procedures and other matters intended to minimize underwriting risk.

         The most recent loan approval limits were adopted by the Board of Directors in 1997. The limits vary from officer to officer with a range of $2,500 to $70,000 for unsecured loans, and a range of $7,500 to $200,000 for secured loans. Loans in excess of the above-mentioned limits must be approved by a committee of loan officers or the board of directors loan committee.

         Installment Loan Underwriting. First Community has adopted underwriting guidelines that apply to all loans made by First Community. However, the underwriting policies and practices are particularly important in the installment lending area. Installment loans present risks beyond those presented by other types of loans because the collateral is usually movable and subject to rapid depreciation. Such factors increase the importance of properly documenting such loans and assessing the risks associated with each loan based upon such documentation.

         The documentation required by First Community's underwriting guidelines include an application, employment income verified by pay stubs, direct verification with employers when deemed necessary, and may include tax returns or audited financial statements and evidence of security. The application must include the minimum loan amount requested, the term requested, monthly payment, purpose of loan, job history, income, financial statement, and security offered if applicable. The application must be signed by all borrowers obligated for the loan. First Community also requires current credit reports from credit bureaus as part of the underwriting procedure for all loans including indirect automobile lending. First Community also reviews the applicant's ability to maintain a stable monthly income and other required monthly payments. Other monthly payments generally may not exceed forty percent (40%) of the applicant's stable gross income.

         Single-pay loans may not be renewed without a ten percent (10%) reduction in principal.

INCOME FROM LENDING ACTIVITIES

         First Community realizes interest income from its lending activities. Interest on loans comprised approximately 90.87% of our total interest income for the year ended December 31, 1998.

NONPERFORMING ASSETS AND ALLOWANCE FOR LOAN LOSSES

         Nonperforming assets consist of nonaccrual loans, restructured loans, past-due loans, real estate owned (acquired in foreclosure), and other repossessed assets. Nonaccrual loans are loans on which interest recognition has been suspended because they are 90 days past due as to interest or principal or because there is a question about First Community's ability to collect all principal and interest. Restructured loans are loans where the terms have been modified to provide a reduction or deferral of interest or principal because of deterioration in the borrower's financial position. Past-due loans are accruing loans that are contractually past due 90 days or more as to interest or principal payments, and the amount of the loan is no greater than 80% of the fair market value of the collateral securing the loan or First Community has a reasonable expectation of collecting all past-due interest and principal.

         The following table summarizes nonperforming assets as of the dates indicated.

                                                  AT DECEMBER 31,
                                              ----------------------
                                                 1997        1998
                                              ----------  ----------
                                              (DOLLARS IN 000'S)
Nonaccrual loans                                 $204         $17
Restructured loans
Past-due loans 90 days
or more (interest accruing)                       120         514
                                              --------     -------

Total non-performing assets                       324         531
Real estate owned                                  79           0
Other repossessed assets                            9          12
                                              ========     =======
Total non-performing assets                      $412        $543
                                              ========     =======

Ratio of non-performing assets to total
assets                                           .42%        .45%
Interest on non-performing loans that would
have been included in income                      $19         $18
                                              ========     =======
Interest on non-performing loans that was
included in income                                 $0          $0
                                              ========     =======

         At December 31, 1998, loans of $1.0 million were identified as impaired by management. Loans are considered to be impaired when it becomes probable that First Community will be unable to collect all amounts due according to the contractual terms of the loan agreement. Impaired loans at December 31, 1998 consisted primarily of a loan for $770,000 collaterized by residential acquisition and development real estate. The loan was due on January 2, 1999 and interest was due quarterly. Due to the default of a loan modification agreement which required a $200,000 deposit be held in escrow, First Community is currently in the process of foreclosure and has requested the court to appoint a receiver to complete the project. Since December 31, 1998, the borrower has made payments of $500,000 and has agreed to the appointment of a receiver in the event borrower is unable to complete the project. Due to the loan to value ratio, First Community expects no loss on this loan at this time.

         In banking, loan losses are one of the costs of doing business. Although First Community's management emphasizes the early detection and chargeoff of loan losses, it is inevitable that at any time certain losses exist in the portfolio which have not been specifically identified. Accordingly, the provision for loan losses is charged to earnings on an anticipatory basis, and recognized loan losses are deducted from the allowance so established. Over time, all net loan losses must be charged to earnings. During the year, an estimate of the loss experience for the year serves as a starting point in determining the appropriate level for the provision. However, the amount actually provided in any period may be greater or less than net loan chargeoffs, based on management's judgment as to the appropriate level of the allowance for loan losses. The determination of the adequacy of the allowance for loan loss is based on management's continuing review and evaluation of the loan portfolio, and its judgment as to the impact of current economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the loan portfolio and the current condition and amount of loans outstanding.

         The allowance for loan losses increased during the year ended December 31, 1998 compared to the year ended December 31, 1997 primarily because of the growth in loans and a change in the composition of the loan portfolio. During 1998, First Community made a $239,000 provision for loan losses due primarily to growth in loans and a change in the mix of the loan portfolio.

Allocation of the Allowance for Loan Losses:

                                                                   AT DECEMBER 31,
                                         -----------------------------------------------------------
                                                    1997                        1998
                                         -----------------------------------------------------------
                                                       PERCENTAGE                    PERCENTAGE
                                                       OF LOANS TO                   OF LOANS TO
                                                          TOTAL                         TOTAL
                                            AMOUNT        LOANS         AMOUNT          LOANS
                                         -----------  ------------    ----------    ------------
                                                            (DOLLARS IN 000'S)
Real estate mortgage loans                    $162         36.3%          $134           36.2%
Construction and land development               68           8.5           176             8.2
Commercial loans                               196          22.4           235            25.4
Installment loans                              418          28.6           406            26.5
Tax-exempt loans and leases                      4           4.2             4             3.7
                                         ----------   -----------     ---------     -----------

                                              $848        100.0%          $955          100.0%
                                         ==========   ===========     =========     ===========

Summary of Loan Loss Experience:

                                                  YEAR ENDED DECEMBER 31,
                                                  -----------------------
                                                      1997      1998
                                                     ------    ------
                                                    (DOLLARS IN 000'S)

                        Balance at January 1           $644      $848

                                 Chargeoffs:
                  Real estate mortgage loans           (16)         0
                            Commercial loans           (20)      (73)
                           Installment loans           (44)      (78)
                                                    -------   -------

                            Total Chargeoffs           (80)     (151)
                                                    -------   -------

                                 Recoveries:
                                  Commercial             17         3
                                 Installment             12        16
                                                    -------   -------

                            Total Recoveries             29        19
                                                    -------   -------

                              Net Chargeoffs           (51)     (132)
                                                    -------   -------

                   Provision for loan losses            255       239
                                                    -------   -------

                      Balance at December 31           $848      $955
                                                    =======   =======

               Average loans during the year        $73,048   $86,185

    Ratio of net chargeoffs to total average
           loans outstanding during the year           .07%       15%

INVESTMENT ACTIVITIES

         The following table sets forth the carrying value of First Community's investment portfolio and FHLB stock as of the dates indicated:


                                        AT DECEMBER 31,
                                      ------------------
                                         1997      1998
                                         ----      ----
                                      (DOLLARS IN 000'S)

Available for sale at fair value:
   State and municipal obligations     $1,371     $6,097
   Corporate obligations                1,400        950
                                      -------    -------
                                        2,771      7,047
                                      -------    -------

Held to maturity at amortized cost:

   State and municipal obligations      1,709      1,033
                                      -------    -------

                                        1,709      1,033
FHLB stock                                778        778
                                      -------    -------

Total                                  $5,258     $8,858
                                      =======    =======


         At December 31, 1998, the amortized cost of securities available for sale was $7,016,000 and the related gross unrealized gains were $55,000 and $24,000, respectively. At December 31, 1998, the fair value of securities held to maturity was $1,060,000 and the related gross unrealized gains were $27,000. There were no unrealized losses on securities at December 31, 1998.

         As of December 31, 1998, there were no state and municipal obligations representing more than 10% of shareholders' equity included in securities.

         The following table sets forth the maturities of investment securities at December 31, 1998 and the weighted-average yield (on a tax equivalent basis) on such securities.

                                           AT DECEMBER 31,
                                 CORPORATE           STATE AND MUNICIPAL
                                OBLIGATIONS            OBLIGATIONS
                              ------------------     -------------------
                               AMOUNT    YIELD        AMOUNT    YIELD
                              --------  --------     --------  --------
                                          (DOLLARS IN 000'S)

Available for Sale: (1)
   Maturities:
   One year or less             $950     10.32%         $140     8.09%
   Over 1 year to 5 years                              2,611     6.02
   Over 5 years to 10 years                            3,288     6.48
   Over 10 years                                          27     5.46

                                ----                  ------
   Total available for sale      950     10.32         6,066     6.31
                                ----                  ------

Held to Maturity:
   Maturities:
   One year or less                                      631     5.88
   Over 1 year to 5 years                                110     6.85
   Over 5 years to 10 years                              292     7.16
   Over 10 years

                                                      ------
   Total held to maturity                              1,033     6.35
                                                      ------

   Total securities             $950     10.32%       $7,099     6.32%
                                ====                  ======

------------
(1) Available for sale amounts shown in the maturity distribution table are at amortized cost for computation of yields.

SOURCES OF FUNDS

         Deposits are the primary source of First Community's funds for use in lending and for other general business purposes. In addition to deposits, FHLB advances represent a significant source of funds to First Community, as well as funds derived from loan repayments. Loan repayments are a relatively stable source of funds, while savings inflows and outflows are significantly influenced by general interest rates and money market conditions.

         Deposit Activities. First Community offers several types of deposit programs designed to attract both short-term and long-term savings by providing a wide assortment of accounts and rates. See the average balance sheet included in "Management's Discussion and Analysis of Financial Condition and Results of Operations" for a breakdown of the average amount and average rate paid on First Community's deposit categories. First Community does not rely on brokered deposits as funding sources.

         The following table indicates the amount of certificates of deposit of $100,000 or more by time remaining until maturity at December 31, 1998 (in 000's).

MATURITY PERIOD

Three months or less                                           $3,051
Greater than three months through six months                    4,828
Greater than six months through twelve months                   3,616
Over twelve months                                              2,622
                                                              -------
    Total                                                     $14,117
                                                              =======

         Interest earned on statement savings accounts is paid from the date of deposit to the date of withdrawal, compounded and credited monthly. Interest earned on money market demand deposit accounts is compounded and credited monthly. The interest rate on these accounts is established by First Community.

         In recent years, many deposits in long-term fixed-rate accounts have been withdrawn prior to maturity or such certificates have not been renewed at maturity due to the more attractive rates offered on various money market accounts. Early withdrawal penalties are 30 days' interest on accounts maturing in one year or less and 90 days interest on accounts maturing in greater than one year.

         Borrowings. The FHLB of Indianapolis functions as a central credit facility providing credit for member financial institutions. As a member, First Community is required to own capital stock in the FHLB and is authorized to apply for advances on the security of such stock and certain of its home mortgages and other assets (principally, securities which are obligations of, or guaranteed by, the United States) provided certain standards related to creditworthiness have been met. Advances are made pursuant to several different credit programs. Each credit program has its own interest rate and range of maturities. The FHLB prescribes the acceptable uses to which the advances pursuant to each program may be made as well as limitations on the amounts of advances. Acceptable uses prescribed by the FHLB have included expansion of residential mortgage lending and meeting short-term liquidity needs. Depending on the program, limitation on the amounts of advances are based either on a fixed percentage of a member's net worth or on the FHLB's assessment of the member's creditworthiness. The FHLB is required to review its credit limitations and standards at least once every six months. First Community had outstanding borrowings of $5.8 Million from the FHLB as of June 30, 1999 and $4.8 million as of December 31, 1998.

SERVICE AREA

         First Community's primary service areas are Johnson County and Jennings County, Indiana. These areas are among the most affluent and rapidly growing areas of Indiana. The major portion of First Community's customers reside in Johnson County, particularly in the Bargersville, Franklin and Greenwood areas, which account for about one-half of the county's population, according to the 1990 U.S. Census. First Community has branches in Bargersville, Trafalgar, Franklin (2), and Greenwood, Indiana in Johnson County, a branch at a retirement center in Indianapolis, Indiana, two branches in North Vernon, Indiana in Jennings County, and a branch in Whiteland (Johnson County). First Community anticipates opening a branch in Taylorsville (Bartholemew County)during 1999.

DESCRIPTION OF PROPERTY

         First Community currently leases its home office in Bargersville, Indiana, its branch offices in Greenwood, Indiana, and one of its branches in Franklin, Indiana from FCREM. First Community leases branches in Indianapolis, Trafalgar and Franklin from third parties, and owns the branch offices in North Vernon, Indiana. The leases with third-parties expire between 1999 and 2003. The Company plans for FCREM to eventually own substantially all of the branch properties and lease them to First Community. At December 31, 1998, the net carrying value of our offices, including land, building, improvements, furniture, fixtures and equipment was $3.4 million.

COMPETITION

         The banking business is highly competitive in Johnson County where it competes with 14 commercial banks, 3 savings banks, and 2 credit unions. In Jennings County, First Community competes with 5 commercial banks, one savings bank and 2 credit unions. To a lesser extent, First Community competes with mortgage banking companies, consumer finance companies, and certain governmental agencies.

REGULATION AND SUPERVISION OF THE COMPANY

         The Company is a bank holding company within the meaning of the Bank Holding Company Act of 1956, as amended ("BHCA"), and is registered as such with the Board of Governors of the Federal Reserve System ("Federal Reserve"). The Company is examined, regulated and supervised by the Federal Reserve and is required to file annual reports and other information regarding its business and operations and the business and operations of its subsidiaries with the Federal Reserve. The Federal Reserve has the authority to issue cease and desist orders against a bank holding company if it determines that activities represent an unsafe and unsound practice or a violation of law.

         Under the BHCA, a bank holding company is, with limited exceptions, prohibited from acquiring direct or indirect ownership or control of voting stock of any company which is not a bank and from engaging in any activity other than managing or controlling banks. A bank holding company may, however, own shares of a Company engaged in activities which the Federal Reserve has determined to be so closely related to banking or managing or controlling banks as to be a proper incident thereto.

         Acquisitions by the Company of banks and savings associations are also subject to regulation. Any acquisition by the Company of more than five percent of the voting stock of any bank requires prior approval of the Federal Reserve. Acquisitions of savings associations are also subject to the approval of the Office of Thrift Supervision ("OTS"). Indiana law permits the Company to be acquired by bank holding companies, located in any state in the United States provided that the Company's subsidiary bank has been in existence and continuously operated for five (5) or more years.

         A bank holding company and its subsidiaries are prohibited from engaging in certain tie-in arrangements in connection with the extension of credit or the provision of any property or service. With certain exceptions, a bank holding company, a bank, and a subsidiary or affiliate thereof, may not extend credit, lease or sell property or furnish any services or fix or vary the consideration for the foregoing on the condition that (i) the customer must obtain or provide some additional credit, property or services from, or to, any of them, or (ii) the customer may not obtain some other credit, property or service from a competitor, except to the extent reasonable conditions are imposed to assure the soundness of credit extended.

         Under the BHCA, bank holding companies may acquire savings associations without geographic restrictions. However, under the Homeowner's Loan Act ("HOLA"), the OTS is prohibited from approving any acquisition that would result in a multiple savings and loan holding company controlling savings institutions in more than one state, unless approval is for interstate supervisory acquisitions by savings and loan holding companies, and the acquisition of a savings institution in another state is under laws of the state of the target savings institutions specifically permitting such acquisition. Although the conditions imposed upon acquisitions in those states which have enacted such legislation vary, most such statutes are of the "regional reciprocity" type which require that the acquiring holding company be located (as defined by the location of its subsidiary savings institutions) in a state within a defined geographic region and that the state in which the acquiring holding company is located has enacted reciprocal legislation allowing savings institutions in the target state to purchase savings institutions in the acquirer's home state on terms no more restrictive than those imposed by the target state on the acquirer. Indiana law permits reciprocal interstate savings institution acquisitions within a region consisting of Indiana and contiguous states.

         The Company's income is principally derived from dividends paid on the common stock of its subsidiaries. The payment of dividends by First Community is subject to certain regulatory restrictions. Additionally, under Federal Reserve policy, the Company is expected to act as a source of financial strength to, and commit resources to support, First Community. As a result of such policy, the Company may be required to commit resources to First Community in circumstances where it might not otherwise do so.

REGULATION AND SUPERVISION OF FIRST COMMUNITY

         First Community is supervised, regulated and examined by the DFI and, as a state nonmember bank by the FDIC. A cease or desist order may be issued by the DFI and FDIC against First Community if the respective agency finds that the activities of First Community represent an unsafe and unsound banking practice or violation of law. The deposits of First Community are insured by the SAIF of the FDIC.

         Branching by banks in Indiana is subject to the jurisdiction, and requires the prior approval of, the Bank's primary federal regulatory authority and the DFI. Under Indiana law, First Community may branch anywhere in the state.

         The Company is a legal entity separate and distinct from First Community. There are various legal limitations on the extent to which First Community can supply funds to the Company. The principal source of the Company's funds consists of dividends from First Community. State and federal laws restrict the amount of dividends which may be paid by banks. In addition, First Community is subject to certain restrictions imposed by the Federal Reserve on extensions of credit to the Company or any of its subsidiaries, on investments in the stock or other securities of the Company and in taking such stock or securities as collateral for loans.

         While First Community is not a member of the Federal Reserve, the commercial banking business is affected not only by general economic conditions but also by the monetary policies of the

Federal Reserve. The instruments of monetary policy employed by the Federal Reserve include the discount rate on member bank borrowing and changes in reserve requirements against member bank deposits. Federal Reserve monetary policies have had a significant effect on the operating results of commercial banks in the past and are expected to continue to do so in the future. In view of changing conditions in the national economy and in the money markets, as well as the effect of actions by monetary fiscal authorities, including the Federal Reserve, no prediction can be made as to possible future changes in interest rates, deposit levels, loan demand or the business and earnings of the Company and First Community.

FDICIA

         On December 19, 1991, the Federal Deposit Insurance Corporation Improvement Act of 1991 ("FDICIA") was enacted into law. FDICIA provides for, among other things, enhanced federal supervision of depository institutions including greater authority for the appointment of a conservator or receiver for undercapitalized institutions, the adoption of safety and soundness standards by the federal banking regulators on matters such as loan underwriting and documentation, interest rate risk exposure, compensation and other employee benefits, the establishment of risk-based deposit insurance premiums, liberalization of the qualified thrift lender test, greater restrictions on transactions with affiliates, and mandated consumer protection disclosures with respect to deposit accounts.

CAPITAL REQUIREMENTS

         First Community must meet certain minimum capital requirements mandated by the FDIC and the DFI. These regulatory agencies require financial institutions to maintain certain minimum ratios of primary capital to total assets and total capital to total assets. The Company is not required to comply with Federal Reserve capital requirements because it has consolidated assets of less than $150,000,000.

         First Community must maintain a leverage ratio of at least 4.0%, and a total capital to risk-based assets ratio of at least 8.0%. As of June 30, 1999, First Community had a leverage ratio and tangible equity ratio of 7.6% based on leverage and tangible capital of $9,345,000 and had a total capital to risk-based assets ratio of 10.2%.

LEGAL PROCEEDINGS

         The Company and First Community are parties to certain lawsuits from time to time arising in the ordinary course of business. The Company and First Community believe that none of their current lawsuits would, if adversely determined, have a material adverse effect on the Company or First Community.

AVAILABLE INFORMATION

         The Company files reports and other information with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), which may be inspected and copied at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549 and at the Commission's regional offices located at Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and at 7 World Trade Center, Suite 1300, New York, New York 10048. A copy of such material also can be obtained from the Public Reference Room of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the Commission maintains a web site (http://www.sec.gov) that contains reports, proxy statements and other information statements filed electronically by the Company.

         The Company has filed a Registration Statement on Form SB-2 (together with all amendments and exhibits thereto, the "Registration Statement") with the Commission under the Securities Act of 1933, as amended (the "Act"), with respect to the Warrants and common stock issuable upon exercise of the Warrants. This prospectus does not contain all of the information set forth in the Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the Commission. Reference is made to the Registration Statement which can be inspected at the public reference facilities of the Commission and copies of which can be obtained from the Commission at prescribed rates, as set forth above or at the Commission's web site (http://www.sec.gov).

                                   MANAGEMENT

NAME                       AGE     PRINCIPAL OCCUPATION        DIRECTOR SINCE   TERM TO EXPIRE
----                       ---     --------------------        --------------   --------------

Merrill M. Wesemann, M.D.  64      Chairman of the Board             1991             2000
                                   of the Company-Physician

Albert R. Jackson, III     39      President, & CEO                  1997             2000

Frank D. Neese             61      President, Indiana                1996             2002
                                   Securities, LLC

Roy Martin Umbarger        51      President, Roy Umbarger &         1996             2002
                                   Sons, Inc.

Albert R. Jackson, Jr.     64      Retired Bank President            1997             2001

Eugene W. Morris           72      President of Farmers              1991             2001
                                   -Mutual Fire Insurance

Linda J. Janesik           43      Chief Financial Officer


         Merrill M. Wesemann, M.D. was a Director of Bargersville Federal Savings Bank ("Bargersville") from January 1979 until completion of the acquisition of Bargersville by the Company. Dr. Wesemann is on the Board of Directors of First Community and has been a Director of the Company since August 1991. Dr. Wesemann is also on the Board of Directors of FCREM. Dr. Wesemann has practiced medicine since 1961 and is a past Treasurer of the Indiana State Medical Association. Dr. Wesemann's current term as a Director of the Company expires at the 2000 Annual Meeting.

         Albert R. Jackson, III has been CEO and CFO for both First Community and the Company since 1996 and President of First Community since 1994. He is also on the Board of Directors of First Community and FCREM. Before that he was senior vice president of National City Bank. Mr. Jackson has also served as senior vice president and cashier of The Seymour National Bank & Trust Company and as vice president for First National Bank of North Vernon, Indiana and as treasurer and chief financial officer of that bank's holding Company, North Vernon 1st Financial Corporation. Mr. Jackson's current term as a Director of the Company expires at the 2000 Annual Meeting. He is the son of Albert R. Jackson, Jr.

         Roy Martin Umbarger has been the President and co-owner of Roy Umbarger & Sons, Inc., a feed mill, grain elevator and fertilizer distributor located in Bargersville, Indiana, since 1986. Mr. Umbarger received a degree in Business Marketing from the University of Evansville and is a lifetime resident of Johnson County. He is a 29 year member of the Indiana Army National Guard and currently Commanding General of the 76th Infantry Brigade (Separate). He holds the rank of Brigadier General. Mr. Umbarger's current term as a Director of the Company expires at the 2002 Annual Meeting. Mr. Umbarger is also on the Board of Directors of First Community and FCREM and is the son-in-law of Eugene W. Morris.

         Frank D. Neese has been President of Indiana Securities, LLC, a registered broker-dealer and an investment banking firm since January 1, 1998. Mr. Neese served as Senior Vice President of Traub and Company a registered broker-dealer from 1979 until December 31, 1997. Mr. Neese has served as a financial advisor to First Community since 1991. Mr. Neese's current term as a Director of the Company expires at the 2002 Annual Meeting. Mr. Neese is Secretary and a Director of First Community. Mr. Neese is also on the Board of Directors of FCREM. Mr. Neese also serves as President of the Pines of Deerfield, a real estate development Company.

         Albert R. Jackson, Jr. was the President of First National Bank of North Vernon, Indiana from 1971 to 1989 and a Senior Executive Vice President of The Seymour National Bank of Seymour, Indiana from 1989 to his retirement in 1994. Mr. Jackson was appointed as a Director in May 1997 and his current term expires in 2001. He is also on the Board of Directors of First Community and FCREM and is the father of Albert R. Jackson, III.

         Eugene W. Morris was a director of Bargersville from October 1974, and was Vice Chairman of the Board of Directors from January 1988 until Bargersville was acquired by the

Company. Mr. Morris is currently President of the Company and has been a board member since August 1991. Mr. Morris is also on the Board of Directors of First Community and FCREM. Mr. Morris is currently self-employed as a farmer and also serves as President of Farmers-Mutual Fire Insurance Company of Johnson and Shelby Counties, a mutual casualty and property insurance Company. Mr. Morris' current term as a Director of the Company expires at the 2001 Annual Meeting. Mr. Morris is the father-in-law of Roy Martin Umbarger.

Ms. Janesik has been Vice President, Treasurer and CFO of the Company and Senior Vice President, Cashier and CFO of First Community since September 1998. Ms. Janesik came to First Community with over twenty years experience in corporate finance. She has held the title of Senior Auditor with the accounting firm of Ernst & Young from 1978 to 1983, where she specialized in auditing financial institutions. Ms. Janesik also served as Internal Audit Manager from 1988 to 1992 and Audit Services Director from 1992 to 1997 for Methodist Hospital of Indiana, Inc. Ms. Janesik's most recent position was that of Executive Director from 1997 to 1998 of the Methodist Research Institute, Inc. Ms. Janesik served on the Board of Directors of Methodist Federal Credit Union for 15 years.

EXECUTIVE COMPENSATION

         The following Summary Compensation Table provides compensation information paid by First Community to the Chief Executive Officer for services rendered in all capacities during the years ended December 31, 1998, 1997, and 1996. No executive officers of the Company received compensation from the Company during the year ended December 31, 1998.


                           SUMMARY COMPENSATION TABLE

                                 ANNUAL COMPENSATION
                             --------------------------
NAME AND PRINCIPAL                                         ALL OTHER
POSITION                     YEAR  SALARY($)   BONUS($)  COMPENSATION($) (1)
------------------           ----  ---------   --------  -------------------
Albert R. Jackson, III       1998   83,825        -0-          ___
Chief Executive              1997   67,500        -0-          697
Officer and Chief            1996   62,293      5,000          661
Financial Officer
------------
(1)  Contributions by the Company to the employee's 401(k) retirement plan.

         The following table sets forth information with respect to options granted during the last fiscal year to the officer named in the Summary Compensation Tables:

                     OPTIONS/SAR GRANTS IN LAST FISCAL YEAR

                                                                                   POTENTIAL
                                                                                   REALIZABLE VALUE
                                                                                   OF ASSURED
                                                                                   ANNUAL RATES OF
                                                                                   STOCK PRICE
                                                                                   APPRECIATION FOR
         INDIVIDUAL GRANTS                                                         OPTION TERM

(a)                              (b)               (c)            (d)          (e)          (f)         (g)
                                 Number of         % of Total
                                 Securities        Options/SARs
                                 Underlying        Granted to     Exercise of
                                 Options/SARs      Employees in   Base Price   Expiration
                                 Granted           Fiscal Year    ($/Sh)       Date         5%         10%
Name
Albert R. Jackson, III           $5,000                45%         $11.50    February       $36,150    $129,800

              AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR
                          AND FY-END OPTION/SAR VALUES

                  (a)                  (b)                  (c)                (d)               (e)



                                                                         Number of         Value of
                                                                         Securities        Unexercised
                                                                         Underlying        In-the-Money-
                                                                         Unexercised       Options/SARs
                                                                         Options/SARs at   at FY-End
                                                                         FY-End (#)

                               Shares Acquired on   Value Realized       Exercisable/      Exercisable/
Name                           Exercise (#)         ($)                  Unexercisable     Unexercisable
Albert R. Jackson, III                 -0-                -0-               5,000/0

CASH COMPENSATION

         A Director of the Company is not compensated for service as a member of the Board of Directors or any committee of the Board. However, all Directors of the Company are also Directors of First Community, and for the fiscal year ended December 31, 1998 cash compensation for non-employee Directors of First Community was $1,000 per month. The Chairman's compensation was $1,150 per month for 1998. First Community provides each of First Community's Directors with Directors' and Officers' liability insurance. Directors may also be reimbursed for reasonable expenses incurred in attending Board and committee meetings. Directors otherwise employed by the Company or First Community are not separately compensated for serving as a Director. Mr. Jackson, Jr. is also paid a consulting fee of $600 per month for providing advisory services to First Community and Dr. Wesemann participates in a deferred compensation program pursuant to which his director fees are deferred and the deferral amounts earn interest at the rate of 8% per annum.

OPTIONS

         The 1992 Stock Option Plan (the "1992 Plan") was adopted by the Board of Directors on January 1, 1992 and amended and restated by the Board on February 15, 1993 and May 15, 1995. The shareholders approved an amendment to the 1992 Plan on May 15, 1996. The 1992 Plan covers 66,771 shares of Common Stock.

         The number of shares available under the 1992 Plan and the amount and exercise price of options granted are subject to adjustment in the event of a combination, merger, reorganization, stock split, stock dividend or similar event affecting the Common Stock. The 1992 Plan will terminate ten years from the date of its adoption and no further options shall thereafter be granted thereunder.

         Options granted to non-employee directors under the 1992 Plan are not intended to constitute "incentive stock options" within the meaning of Section 422 of the Internal Revenue Code. Optionees generally are not subject to federal income taxation at the time the options are granted. Taxable income is recognized by optionees upon the exercise of an option in the amount of the difference between the exercise price paid and the market value of the shares received at the time of exercise or the date restrictions on the sale of such shares lapse. An optionee's basis in the shares received upon the exercise of an option is equal to the exercise price paid plus any income recognized for income tax purposes. The Company is entitled to a tax deduction equal to the amount of income recognized by the optionees.

         There are outstanding options under the 1992 Plan to purchase 36,940 shares of Common Stock with an exercise price of $5.54 per share each to Dr. Wesemann and Eugene Morris.

         On May 15, 1996, the shareholders approved the 1996 Stock Option Plan (the "1996 Plan") for the issuance of 105,000 shares of Common Stock. The 1996 Plan provides, among other items, that nonstatutory options for 1,000 shares of Common Stock are automatically granted to directors not otherwise employed by the Company on a yearly basis in order to provide an incentive to outside directors of the Company. The options have a term of ten years from the date of grant, are exercisable only during the time the optionee remains a director or within one year thereafter (but not beyond expiration of the option term) and the exercise price is the fair market value of the shares on the date of grant.

         In the event of changes in outstanding Common Stock of the Company by reason of stock dividends, mergers, split-ups, consolidations, recapitalizations, reorganizations or like events (as determined by the Board of Directors or a committee thereof (the "Committee"), an appropriate adjustment will be made by the committee in the number of shares of Common Stock reserved under the 1996 Plan and in the number of shares of Common Stock and option price per share specified in any stock option agreement with respect to any unpurchased shares.

         The Company has granted and there are outstanding options under the 1996 Plan to purchase 1,050 shares of common stock with an exercise price of $11.43 per share, 1,000 shares of Common Stock with an exercise price of $11.00 per share, and 1,000 shares of common stock with an exercise price of $8.00 per share each to Dr. Wesemann, Eugene Morris, Frank Neese, Albert R. Jackson, Jr., and Roy Martin Umbarger. In February 1998 and 1999, the Board granted an option to purchase 5,000 shares and 2,500 shares of common stock to Albert R. Jackson, III with an exercise price of $11.50 per share and $9.125 per share, respectively, and an aggregate of 6,000 shares and 3,000 shares to three (3) other officers with an exercise price of $11.50 and $9.125 per share, respectively. During 1998, an option to purchase 2,000 shares with an exercise price of $11.50 per share expired. All options vested at the time of grant and expire ten years after the date of grant or one (1) year after the date the optionee terminates his or her performance of services for the Company, if earlier. The Company has agreed with the Tennessee Securities Division that it will not grant options in excess of twelve percent (12%) of the number of issued and outstanding shares of Common Stock during the effective period of this registration statement.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

         As permitted by the Indiana Business Corporation Law ("IBCL"), the Company may indemnify its officers and directors under certain circumstances. The IBCL permits the Company, among other things, to indemnify such officers and directors against certain liabilities that may arise by reason of their status or service as directors or officers (other than liabilities arising from willful misconduct of a culpable nature), to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified, and to obtain directors' and officers' insurance if available on reasonable terms, which the Company has done. At present, the Company is not aware of any pending or threatened litigation or proceeding involving a director, officer, employee or agent of the Company in which indemnification would be required or permitted. The Company believes that these provisions are necessary to attract and retain qualified persons as directors and officers.

         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers, or persons controlling the Company pursuant to the foregoing provisions, the Company has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

              SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND
                                   MANAGEMENT

         The following table sets forth certain information regarding the Company's Common Stock beneficially owned as of August 9, 1999 by (i) each person known by the Company to own beneficially more than 5% of the Company's Common Stock; (ii) each director of the Company; (iii) each of the executive officers of the Company named in the Summary Compensation Table; and (iv) all directors and executive officers of the Company as a group:

                                  SHARES BENEFICIALLY
                                 OWNED BEFORE OFFERINGS
                                -------------------------
NAME                            NUMBER            PERCENT
----                            ------            -------

Albert R. Jackson, III         22,648(1)            2.2%

Albert R. Jackson, Jr.         18,543(2)            1.8%

Linda J. Janesik                1,000(3)              *

Eugene W. Morris               26,366(4)            2.5%

Merrill M. Wesemann, M.D.      98,509(5)            9.4%
251 E Jefferson Street
Franklin, Indiana  46131

Roy Martin Umbarger           35,359(6)             3.4%

Frank D. Neese               109,745(7)            10.3%
320 North Meridian Street
Indianapolis, Indiana 46204

All Executive Officers and
Directors as a group
(7 persons)                  309,808               27.2%


*Denotes less than 1%.

(1) Includes 2,362 shares that Mr. Jackson owns as a joint tenant with his father, brother, and sister as to which he disclaims voting and dispositive power, currently exercisable options for 7,500 shares granted under the 1996 Stock Option Plan and a Convertible Note currently convertible into 909 shares. Mr. Jackson, III is the son of Mr. Jackson, Jr.
(2) Includes 2,362 shares held as a joint tenant with his two sons and a daughter, 635 shares owned by Mr. Jackson's spouse, currently exercisable options for 3,050 shares granted under the 1996 Stock Option Plan, Convertible Notes currently convertible into 5,454 shares and 909 shares owned by his spouse. Mr. Jackson, Jr. is the father of Mr. Jackson, III.
(3) Includes currently exercisable options for 1,000 shares granted under the 1996 Stock Option Plan.
(4) Includes currently exercisable options for 18,470 shares granted under the 1992 and 1996 Stock Option Plans and a Convertible Note currently convertible into 909 shares. Mr. Morris is Mr. Umbarger's father-in-law.
(5) Includes 8,087 shares owned by Dr. Wesemann's spouse, currently exercisable options for 18,470 shares granted under the 1992 and 1996 Stock Option Plans, Convertible Notes currently convertible into 3,636 shares, and a Convertible Note currently convertible into 909 shares owned by his spouse.
(6) Includes 1,365 shares owned by Mr. Umbarger's spouse, 721 shares owned as joint-tenant with a minor son, 656 shares owed by his minor son, 32 shares owned by his spouse jointly with her daughter currently exercisable options for 3,050 shares granted under the 1996 Stock Option Plan and Convertible Notes currently convertible into 4,545 shares. Mr. Umbarger is Mr. Morris' son-in-law.
(7) Includes currently exercisable options for 3,050 shares granted under the 1996 Stock Option Plan and Convertible Notes currently convertible into 45,454 shares.

                              CERTAIN TRANSACTIONS

         Certain of the Company's Directors and Executive Officers were customers of or had various transactions with First Community in the ordinary course of business during 1997 and 1998. These transactions cover a range of banking services. All such services were provided at market rates consistent with published fee schedules. Similar additional transactions may be expected to take place in the ordinary course of business in the future. Although various laws and regulations governing First Community allow First Community to make loans to a limited extent to its Directors and Executive Officers, all loans involving such Directors, Executive Officers, or their affiliates were made on substantially the same terms, including interest rates and collateral, as those prevailing at that time for comparable transactions with other persons and did not involve more than the normal risk of collectability or other unfavorable features. All transactions with affiliates of the Company must be on terms no less favorable than could be approved by a majority of the directors, including a majority of disinterested directors.

                              PLAN OF DISTRIBUTION

         We have engaged Indiana Securities, LLC, as information agent to assist holders in exercising the Warrants. For all such services we have agreed to pay Indiana Securities $0.25 per share of Common Stock issued upon exercise of the Warrants.

         The sole members (owners) of Indiana Securities, LLC is Frank Neese and his daughter. Dawn Neese Barringer Mr. Neese is a director and major shareholder of the Company. For additional information regarding Mr. Neese's relationship with us see "Management" and "Security Ownership of Certain Beneficial Owners and Management."

                           DESCRIPTION OF SECURITIES

WARRANTS

         The Warrants were issued to shareholders of record on October 29, 1998 (the "Record Date") and entitle the shareholder or registered assigns ("Warrant Holders") to purchase one share of Common Stock for each ten shares owned on the Record Date rounded down to the nearest number of whole shares subject to a minimum offer and purchase requirement of 100 Shares at the revised exercise price of $8.75 per Share. The Warrants may only be exercised during a 90 day period commencing on September 15, 1999 and ending at 5:00 o'clock on December 13, 1999 (the "Exercise Period").

         A Warrant Holder may exercise the Warrant by completing and executing the relevant section on the back of the Warrant Certificate and delivering the Warrant Certificate together with payment in full of the revised exercise price to the Company during the Exercise Period. The revised exercise price of $8.75 per share must be paid by check, wire transfer, bank draft or money order payable to the Company. See "Exercise of the Warrants" for additional instructions on how to exercise the Warrants.

         Warrants which have not been exercised as of 5:00 o'clock p.m., EST, on December 13, 1999 will expire and be of no further effect.

CAPITAL STOCK

         The authorized capital stock of the Company consists of four million shares of Common Stock, no par value, and one million shares of preferred stock.

         As of August 9, 1999, there were 1,019,853 shares of Common Stock outstanding held of record by 282 shareholders.

         Holders of Common Stock are entitled to one vote per share on all matters to be voted upon by the shareholders. The holders of Common Stock are entitled to receive ratably such dividends, if any, as may be declared from time to time by the Board of Directors out of funds legally available therefor. See "Market for Common Stock and Related Shareholder Matters." In the event of a liquidation, dissolution or winding up of the Company, the holders of Common Stock are entitled to share ratably in all assets remaining after payment of liabilities. The Common Stock has no preemptive or conversion rights or other subscription rights. There are no redemption or sinking fund provisions applicable to the Common Stock. All outstanding shares of Common Stock are, and the Shares issued upon exercise of the Warrants will be, fully paid and non-assessable.

         The Board of Directors has the authority to issue the preferred stock in one or more series and to fix the rights, voting rights, terms of redemption, redemption prices, liquidation preferences and the number of shares constituting any series or the designation of such series, without further vote or action by the shareholders. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of the Company without further action by the shareholders and may adversely effect the voting and other rights of the holders of Common Stock. At present the Company has no plans to issue any of the preferred stock.

         Certain provisions of Indiana law applicable to the Company may delay, deter or prevent a merger, tender offer or other takeover attempt of the Company.

         Under Indiana law, no business combination (generally defined to include certain mergers, sales of assets, sales of 5% or more of outstanding stock, loans, recapitalizations or liquidations or dissolutions) involving the Company and an interested shareholder (defined to include any holder of 10% or more of the corporation's voting stock) may be entered into unless (1) approved by the Board of Directors of the Company or (2)(a) five years have expired since the acquisition of shares of the Company by the interested stockholder, (b) all requirements of the Articles of Incorporation relating to business combinations are satisfied and (c) either (i) a majority of stockholders of the Company (excluding the interested shareholder) approve the business combination or (ii) all stockholders are paid fair value (as defined in the statute) for their stock. However, such law does not restrict any offer to purchase all of the Company's shares.

         Under Indiana law, when a target corporation (such as the Company ) incorporated in Indiana and having its principal place of business, principal office, or substantial assets in Indiana, has a certain threshold of ownership by Indiana residents, any acquisition which, along with previous holdings, gives the acquirer at least 20%, 33-1/3% or 50% of the target's voting stock triggers a shareholder approval mechanism. If the acquirer files a statutory disclosure statement, the target's management has 50 days within which to hold a special meeting of shareholders at which all disinterested stockholders of the target (those not affiliated with the acquirer or any officer or inside director of the target) consider and vote upon whether the acquirer shall have voting rights with respect to the control shares of the target held by it. Without stockholder approval, the control shares acquired by the acquirer have no voting rights. If the acquirer fails to file the statutory disclosure statement, or the shareholders fail to grant voting rights to the control shares, the target can redeem the acquirer's shares at a price to be determined according to procedures devised by the target.

                          TRANSFER AGENT AND REGISTRAR

         The Transfer Agent and Registrar for the Warrants and Common Stock issuable upon the exercise thereof is First Community Bank & Trust.

                                 LEGAL MATTERS

         The validity of the securities offered hereby will be passed upon for the Company by Henderson, Daily, Withrow & DeVoe of Indianapolis, Indiana.

                                    EXPERTS

         The consolidated financial statements of First Community Bancshares, Inc. as of December 31, 1998 and 1997, and for each of the three years in the period ended December 31, 1998 appearing in the Prospectus and Registration Statement have been audited by Olive LLP (formerly Geo. S. Olive & Co. LLC), independent auditors as set forth in their report thereon appearing elsewhere herein and in the Registration Statement and are included in reliance upon such report given under the authority of such firm as experts in accounting and auditing.

                        FIRST COMMUNITY BANCSHARES, INC.
                   INDEX TO CONSOLIDATED FINANCIAL STATEMENTS



                                                                          PAGE
                                                                          ----
AUDITED FINANCIAL STATEMENTS:
-----------------------------

     Independent Auditor's Report..........................................F-1

     Consolidated Balance Sheet as of
         December 31, 1997 and 1998........................................F-2

     Consolidated Statement of Income for the Years Ended
         December 31, 1996, 1997 and 1998..................................F-3

     Consolidated Statement of Comprehensive Income
         for the Years Ended December 31, 1996, 1997 and 1998..............F-4

     Consolidated Statement of Stockholders' Equity
         for the Years Ended December 31, 1996, 1997 and 1998..............F-5

     Consolidated Statement of Cash Flows for the
         Years Ended December 31, 1996, 1997 and 1998......................F-6

     Notes to Consolidated Financial Statements............................F-7

UNAUDITED FINANCIAL STATEMENTS:
-------------------------------

     Consolidated Condensed Balance Sheet as of June 30, 1999 and
         December 31, 1998.................................................F-24

     Consolidated Condensed Statement of Income for the Three and
         Six Months Ended June 30, 1998 and 1999...........................F-25

     Consolidated Condensed Statement of Comprehensive Income
         for the Three and Six Months Ended June 30, 1998 and 1999.........F-26

     Consolidated Condensed Statement of Stockholders'
         Equity for the Six Months Ended June 30, 1999.....................F-27

     Consolidated Condensed Statement of Cash Flows for the Six Months
         Ended June 30, 1998 and 1999......................................F-28

     Notes to Unaudited Condensed Consolidated Financial Statements........F-29

                          Independent Auditor's Report


To the Stockholders and
Board of Directors
First Community Bancshares, Inc.
Bargersville, Indiana


We have audited the accompanying consolidated balance sheet of First Community Bancshares, Inc. and subsidiaries as of December 31, 1998 and 1997, and the related consolidated statements of income, comprehensive income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements described above present fairly, in all material respects, the consolidated financial position of First Community Bancshares, Inc. and subsidiaries as of December 31, 1998 and 1997, and the results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.




Indianapolis, Indiana
February 5, 1999

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                           Consolidated Balance Sheet

December 31                                                                    1998               1997
------------------------------------------------------------------------------------------------------------
Assets
   Cash and due from banks                                                $   1,185,790      $     933,574
   Short-term interest-bearing deposits                                      13,106,281         10,297,654
                                                                        ------------------------------------
     Cash and cash equivalents                                               14,292,071         11,231,228
   Investment securities
     Available for sale                                                       7,047,098          2,771,058
     Held to maturity (fair value of $1,059,682 and $1,734,354)               1,032,525          1,708,679
                                                                        ------------------------------------
         Total investment securities                                          8,079,623          4,479,737
   Loans, net of allowance for loan losses of $955,099 and $848,085          93,364,172         79,152,490
   Premises and equipment                                                     3,333,331          1,944,779
   Federal Home Loan Bank  of Indianapolis stock, at cost                       777,800            777,800
   Foreclosed real estate                                                                           78,636
   Interest receivable                                                          928,953            700,079
   Other assets                                                                 495,643            374,965
                                                                        ------------------------------------

         Total assets                                                      $121,271,593        $98,739,714
                                                                        ====================================

Liabilities
   Deposits
     Noninterest bearing                                                 $    7,976,350       $  7,623,814
     Interest bearing                                                        98,216,774         80,071,501
                                                                        ------------------------------------
         Total deposits                                                     106,193,124         87,695,315
   Federal Home Loan Bank of Indianapolis advances                            4,753,457          2,929,789
   Other borrowings                                                           1,381,933
   Interest payable                                                             258,867            250,617
   Other liabilities                                                            198,107            313,987
                                                                        ------------------------------------
         Total liabilities                                                  112,785,488         91,189,708
                                                                        ------------------------------------

Commitments and Contingent Liabilities

Stockholders' Equity
   Preferred stock, no-par value
     Authorized and unissued--1,000,000 shares
   Common stock, no-par par value
     Authorized--4,000,000 shares
     Issued and outstanding--1,011,412 and 989,848 shares                     6,869,426          6,722,251
   Retained earnings and contributed capital                                  1,597,830            794,796
   Accumulated other comprehensive income                                        18,849             32,959
                                                                        ------------------------------------
         Total stockholders' equity                                           8,486,105          7,550,006
                                                                        ------------------------------------

         Total liabilities and stockholders' equity                        $121,271,593        $98,739,714
                                                                        ====================================

See notes to consolidated financial statements.

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                        Consolidated Statement of Income

Year Ended December 31                                          1998             1997            1996
------------------------------------------------------------------------------------------------------------
Interest Income
   Loans, including fees                                     $7,651,263        $6,779,091      $5,564,766
   Securities
     Taxable                                                    244,300           183,260         202,022
     Tax exempt                                                 133,572           106,252         125,814
   Deposits with financial institutions                         327,693           230,410         207,940
   Dividends                                                     63,609            62,136          57,153
                                                          --------------------------------------------------
         Total interest income                                8,420,437         7,361,149       6,157,695
                                                          --------------------------------------------------

Interest Expense
   Deposits                                                   4,305,064         3,695,491       2,945,818
   Federal Home Loan Bank advances                              175,303           111,425         219,980
   Other borrowings                                              28,606
                                                          --------------------------------------------------
         Total interest expense                               4,508,973         3,806,916       3,165,798
                                                          --------------------------------------------------

Net Interest Income                                           3,911,464         3,554,233       2,991,897
   Provision for loan losses                                    239,000           255,000         219,000
                                                          --------------------------------------------------

Net Interest Income After Provision for Loan Losses           3,672,464         3,299,233       2,772,897
                                                          --------------------------------------------------

Other Income
   Fiduciary activities                                          38,498            26,509          27,353
   Service charges on deposit accounts                          309,965           253,207         184,400
   Net realized gains on securities                                                                 5,630
   Other operating income                                        69,869            25,522          31,722
                                                          --------------------------------------------------
         Total other income                                     418,332           305,238         249,105
                                                          --------------------------------------------------

Other Expenses
   Salaries and employee benefits                             1,434,507         1,236,794       1,012,761
   Premises and equipment                                       322,422           301,262         212,847
   Advertising                                                  119,030           131,989         122,429
   Data processing fees                                         285,763           232,797         191,698
   Deposit insurance expense                                     52,487            45,178         453,368
   Printing and office supplies                                  89,303            64,925          81,541
   Legal and professional fees                                  129,990            97,843         135,068
   Telephone expense                                             72,725            69,197          61,770
   Other operating expenses                                     431,284           310,433         293,853
                                                          --------------------------------------------------
         Total other expenses                                 2,937,511         2,490,418       2,565,335
                                                          --------------------------------------------------

Income Before Income Tax                                      1,153,285         1,114,053         456,667
   Income tax expense                                           350,251           375,609         115,401
                                                          --------------------------------------------------

Net Income                                                  $   803,034        $  738,444     $   341,266
                                                          ==================================================

Basic Earnings Per Share                                           $.81              $.75            $.35
Diluted Earnings Per Share                                          .80               .74             .34

See notes to consolidated financial statements.

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                 Consolidated Statement of Comprehensive Income

Year Ended December 31                                                 1998            1997            1996
----------------------------------------------------------------------------------------------------------------
Net income                                                           $803,034        $738,444        $341,266
                                                                  ----------------------------------------------

Other comprehensive income, net of tax
   Unrealized gains (losses) on securities available for sale
     Unrealized holding gains (losses) arising during
       the period, net of tax expense (benefit) of $(9,255),
         $13,937 and $(2,630)                                         (14,110)         21,249          (6,641)
     Less:  Reclassification adjustment for gains included in
       net income, net of tax expense (benefit) of $2,230                                               3,400
                                                                  ----------------------------------------------
                                                                      (14,110)         21,249         (10,041)
                                                                  ==============================================

Comprehensive income                                                 $788,924        $717,195        $331,225
                                                                  ==============================================

See notes to consolidated financial statements.

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                 Consolidated Statement of Stockholders' Equity

                                                                            Retained
                                                  Common Stock              Earnings       Accumulated
                                          ------------------------------       and            Other
                                              Shares                       Contributed    Comprehensive
                                           Outstanding       Amount          Capital          Income           Total
--------------------------------------------------------------------------------------------------------------------------
Balances, January 1, 1996                    923,291        $6,068,970    $   351,494         $21,751       $6,442,215
   Net income                                                                 341,266                          341,266
   Unrealized losses on securities                                                            (10,041)         (10,041)
   Exercise of stock options                  19,534           112,516                                         112,516
                                          --------------------------------------------------------------------------------

Balances, December 31, 1996                  942,825         6,181,486        692,760          11,710        6,885,956
   Net income                                                                 738,444                          738,444
   Unrealized gains on securities                                                              21,249           21,249
   Cash dividends ($.10 per share)                                            (94,282)                         (94,282)
   5% stock dividend                          47,023           540,765       (540,765)
   Cash dividends in lieu of issuing
     fractional shares                                                         (1,361)                          (1,361)
                                          --------------------------------------------------------------------------------

Balances, December 31, 1997                  989,848         6,722,251        794,796          32,959        7,550,006
   Net income                                                                 803,034                          803,034
   Unrealized losses on securities                                                            (14,110)         (14,110)
   Exercise of stock options                  15,420            85,427                                          85,427
   Tax benefit on stock options exercised                       33,349                                          33,349
   Rights exercised, net of cost               6,144            28,399                                          28,399
                                          --------------------------------------------------------------------------------

Balances, December 31, 1998                1,011,412        $6,869,426     $1,597,830         $18,849       $8,486,105
                                          ================================================================================

See notes to consolidated financial statements.

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                      Consolidated Statement of Cash Flows

Year Ended December 31                                                            1998           1997             1996
----------------------------------------------------------------------------------------------------------------------------
Operating Activities
   Net income                                                                 $    803,034   $    738,444     $     341,266
   Adjustments to reconcile net income to net cash provided by operating activities
     Provision for loan losses                                                     239,000        255,000           219,000
     Depreciation and amortization                                                 156,851        137,713            82,860
     Deferred income tax                                                            52,712            498            10,278
     Investment securities amortization                                             20,293          4,362             7,215
     Loss on disposal of premises and equipment                                      3,179
     Investment securities gains                                                                                     (5,630)
     Net change in
       Interest receivable                                                        (228,874)      (173,893)           91,485
       Interest payable                                                              8,250         63,534            12,988
       Other assets                                                               (164,137)        27,866            89,746
       Other liabilities                                                          (115,880)       238,056           (27,278)
                                                                           -------------------------------------------------
       Net cash provided by operating activities                                   774,428      1,291,580           821,930
                                                                           -------------------------------------------------

Investing Activities
   Purchases of securities available for sale                                   (4,963,542)    (1,000,000)
   Proceeds from maturities of securities available for sale                       645,000        650,000           677,750
   Proceeds from sales of securities available for sale                                                           2,176,965
   Proceeds from maturities and paydowns of securities held to maturity            675,000        828,248           608,936
   Net change in loans                                                         (14,532,929)   (15,062,301)      (10,587,119)
   Purchases of premises and equipment                                          (1,548,582)      (290,617)         (533,467)
   Purchase of stock of Federal Home Loan Bank of Indianapolis                                                     (177,300)
   Proceeds from sale of other real estate and repossessions                       160,883        180,024            26,992
                                                                           -------------------------------------------------
       Net cash used by investing activities                                   (19,564,170)   (14,694,646)       (7,807,243)
                                                                           -------------------------------------------------

Financing Activities
   Net change in
     Noninterest-bearing, NOW, and savings deposits                             13,833,819      6,597,456         5,023,029
     Certificates of deposit                                                     4,663,990     10,545,590         6,366,136
     Short-term borrowings                                                                                         (908,138)
   Proceeds from borrowings                                                      3,386,000      1,750,000
   Repayment of borrowings                                                        (180,399)    (1,199,041)       (2,224,485)
   Cash dividends                                                                                 (94,282)
   Rights exercised, net of cost                                                    28,399
   Stock options exercised                                                         118,776                          112,516
                                                                           -------------------------------------------------
       Net cash provided by financing activities                                21,850,585     17,599,723         8,369,058
                                                                           -------------------------------------------------

Net Change in Cash and Cash Equivalents                                          3,060,843      4,196,657         1,383,745

Cash and Cash Equivalents, Beginning of Year                                    11,231,228      7,034,571         5,650,826
                                                                           -------------------------------------------------

Cash and Cash Equivalents, End of Year                                         $14,292,071    $11,231,228        $7,034,571
                                                                           =================================================

Additional Cash Flows Information
   Interest paid                                                                $4,500,723     $3,743,382        $3,526,976
   Income tax paid                                                                 479,213        187,406           110,000

See notes to consolidated financial statements.

               FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                   Notes to Consolidated Financial Statements
                      (Table Dollar Amounts in Thousands)


Note 1 -- Nature of Operations and Summary of Significant Accounting Policies

The accounting and reporting policies of First Community Bancshares, Inc. ("Company") and its wholly owned subsidiaries, First Community Bank and Trust ("Bank") and First Community Real Estate Management, Inc. ("FCREMI"), conform to generally accepted accounting principles and reporting practices followed by the banking industry. The more significant of the policies are described below.

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

The Company is a bank holding company whose principal activity is the ownership and management of the Bank. The Bank operates under a state bank charter and provides full banking services, including trust services. As a state bank, the Bank is subject to regulation by the Department of Financial Institutions, State of Indiana and the Federal Deposit Insurance Corporation.

Description of business--The Bank generates commercial, mortgage and consumer loans and receives deposits from customers located primarily in Johnson and Jennings Counties, Indiana and surrounding counties. The Bank's loans are generally secured by specific items of collateral including real property, consumer assets and business assets. FCREMI was incorporated on May 26, 1998 to hold and manage the real estate used by the Company and the Bank.

Consolidation--The consolidated financial statements include the accounts of the Company, the Bank and FCREMI after elimination of all material intercompany transactions.

Investment Securities--Debt securities are classified as held to maturity when the Company has the positive intent and ability to hold the securities to maturity. Securities held to maturity are carried at amortized cost. Debt securities not classified as held to maturity are classified as available for sale. Securities available for sale are carried at fair value with unrealized gains and losses reported separately through accumulated other comprehensive income, net of tax.

Amortization of premiums and accretion of discounts are recorded as interest income from securities. Realized gains and losses are recorded as net security gains (losses). Gains and losses on sales of securities are determined on the specific-identification method.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Loans are carried at the principal amount outstanding. A loan is impaired when, based on current information or events, it is probable that the Bank will be unable to collect all amounts due (principal and interest) according to the contractual terms of the loan agreement. Payments with insignificant delays not exceeding 90 days outstanding are not considered impaired. Certain nonaccrual and substantially delinquent loans may be considered to be impaired. The Bank considers its investment in one-to-four family residential loans and consumer loans to be homogeneous and therefore excluded from separate identification for evaluation of impairment. Interest income is accrued on the principal balances of loans. The accrual of interest on impaired and nonaccrual loans is discontinued when, in management's opinion, the borrower may be unable to meet payments as they become due. When interest accrual is discontinued, all unpaid accrued interest is reversed when considered uncollectible. Interest income is subsequently recognized only to the extent cash payments are received. Certain loan fees and direct costs are being deferred and amortized as an adjustment of yield on the loans over the contractual lives of the loans. When a loan is paid off or sold, any unamortized loan origination fee balance is credited to income.

Allowance for loan losses is maintained to absorb potential loan losses based on management's continuing review and evaluation of the loan portfolio and its judgment as to the impact of economic conditions on the portfolio. The evaluation by management includes consideration of past loan loss experience, changes in the composition of the portfolio, and the current condition and amount of loans outstanding, and the probability of collecting all amounts due. Impaired loans are measured by the present value of expected future cash flows, or the fair value of the collateral of the loan, if collateral dependent.

The determination of the adequacy of the allowance for loan losses is based on estimates that are particularly susceptible to significant changes in the economic environment and market conditions. Management believes that as of December 31, 1998, the allowance for loan losses is adequate based on information currently available. A worsening or protracted economic decline in the area within which the Company operates would increase the likelihood of additional losses due to credit and market risks and could create the need for additional loss reserves.

Premises and equipment are carried at cost net of accumulated depreciation. Depreciation is computed using the straight-line method based principally on the estimated useful lives of the assets. Maintenance and repairs are expensed as incurred while major additions and improvements are capitalized. Gains and losses on dispositions are included in current operations.

Federal Home Loan Bank stock is a required investment for institutions that are members of the Federal Home Loan Bank ("FHLB") system. The required investment in the common stock is based on a predetermined formula.

Foreclosed assets are carried at the lower of cost or fair value less estimated selling costs. When foreclosed assets are acquired, any required adjustment is charged to the allowance for loan losses. All subsequent activity is included in current operations.

Stock options are granted for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. The Company accounts for and will continue to account for stock option grants in accordance with Accounting Principle Board Opinion ("APB") No. 25, Accounting for Stock Issued to Employees, and, accordingly, recognizes no compensation expense for the stock option grants.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Income tax in the consolidated statement of income includes deferred income tax provisions or benefits for all significant temporary differences in recognizing income and expenses for financial reporting and income tax purposes. The Company files consolidated income tax returns with its subsidiaries.

Earnings per share have been computed based upon the weighted average common shares outstanding during each year.


Note 2 -- Restriction on Cash and Due From Banks

The Bank is required to maintain reserve funds in cash and/or on deposit with the Federal Reserve Bank ("FRB"). The reserve required at December 31, 1998, was $454,000.


Note 3 -- Investment Securities

                                                                        1998
                                            ----------------------------------------------------------------
                                                                 Gross            Gross
                                              Amortized       Unrealized       Unrealized         Fair
December 31                                     Cost             Gains           Losses          Value
------------------------------------------------------------------------------------------------------------
Available for sale
   State and municipal                           $6,066            $55             $(24)          $6,097
   Corporate obligations                            950                                              950
                                            ----------------------------------------------------------------
         Total available for sale                 7,016             55              (24)           7,047

Held to maturity--state and municipal             1,033             27                             1,060
                                            ----------------------------------------------------------------

         Total investment securities             $8,049            $82             $(24)          $8,107
                                            ================================================================

                                                                        1997
                                            ----------------------------------------------------------------
                                                                 Gross            Gross
                                              Amortized       Unrealized       Unrealized         Fair
December 31                                     Cost             Gains           Losses          Value
------------------------------------------------------------------------------------------------------------

Available for sale
   State and municipal                           $1,316            $55                            $1,371
   Corporate obligations                          1,400                                            1,400
                                            ----------------------------------------------------------------
         Total available for sale                 2,716             55                             2,771

Held to maturity--state and municipal             1,709             25                             1,734
                                            ----------------------------------------------------------------

         Total investment securities             $4,425            $80               $0           $4,505
                                            ================================================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


The amortized cost and fair value of securities held to maturity and available for sale at December 31, 1998, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because issuers may have the right to call or prepay obligations with or without call or prepayment penalties.

                                                                       1998
                                            --------------------------------------------------------------
                                                Available for Sale               Held to Maturity
                                            --------------------------------------------------------------
                                               Amortized          Fair         Amortized         Fair
Maturity Distribution at December 31              Cost            Value           Cost           Value
----------------------------------------------------------------------------------------------------------
Due in one year or less                          $1,090          $1,091         $   631         $   634
Due after one through five years                  2,611           2,624             110             114
Due after five through ten years                  3,288           3,305             292             312
Due after ten years                                  27              27
                                            --------------------------------------------------------------

         Totals                                  $7,016          $7,047          $1,033          $1,060
                                            ==============================================================

No securities were pledged at December 31, 1998 and 1997.

Proceeds from the sales of securities available for sale during 1996 were $183,000. Gross gains of $3,000 were realized in those sales. Proceeds from securities held to maturity called at a premium during 1996 were $278,000. Gross gains of $3,000 were realized in those calls. Proceeds from due from broker during 1996 from sales of securities available for sale during 1995 were $1,994,000.


Note 4 -- Loans and Allowance

December 31                                                               1998             1997
----------------------------------------------------------------------------------------------------
Commercial, commercial real estate and industrial loans                 $23,889           $17,883
Real estate loans                                                        34,118            28,971
Construction loans                                                        7,739             6,773
Individuals' loans for household and other personal expenditures         24,968            22,896
Tax-exempt loans and leases                                               3,480             3,377
                                                                    --------------------------------
         Total loans                                                     94,194            79,900
Deferred loan origination costs                                             125               100
Allowance for loan losses                                                  (955)             (848)
                                                                    --------------------------------

         Total loans, net                                               $93,364           $79,152
                                                                    ================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)

December 31                                       1998          1997          1996
--------------------------------------------------------------------------------------
Allowance for loan losses
   Balances, January 1                            $848          $644          $518
   Provision for losses                            239           255           219
   Recoveries on loans                              19            29            18
   Loans charged off                              (151)          (80)         (111)
                                              ----------------------------------------

   Balances, December 31                          $955          $848          $644
                                              ========================================

Information on impaired loans is summarized below.

December 31                                                                   1998           1997
----------------------------------------------------------------------------------------------------
Impaired loans for which the discounted cash flows
 or collateral value exceeds the carrying value of the loan                  $1,027           $0

Year Ended December 31                                 1998          1997       1996
----------------------------------------------------------------------------------------
Average balance of impaired loans                     $1,092         $25        $112
Interest income recognized on impaired loans             114
Cash-basis interest included above                        87

Note 5 -- Premises and Equipment

December 31                                                    1998           1997
----------------------------------------------------------------------------------------
Land                                                           $1,018        $   432
Buildings                                                       1,603            853
Leasehold improvements                                             54            285
Equipment                                                       1,054            751
                                                           -----------------------------
       Total cost                                               3,729          2,321
Accumulated depreciation                                         (396)          (376)
                                                           -----------------------------

       Net                                                     $3,333         $1,945
                                                          ==============================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 6 -- Deposits

December 31                                                          1998             1997
-----------------------------------------------------------------------------------------------
Demand deposits                                                    $ 20,341          $16,992
Savings deposits                                                     29,442           18,957
Certificates and other time deposits of $100,000 or more             14,117           10,519
Other certificates and time deposits                                 42,293           41,227
                                                             ----------------------------------

         Total deposits                                            $106,193          $87,695
                                                             ==================================

Certificates and other time deposits maturing in years ending December 31:

   1999                                                        $40,497
   2000                                                         10,921
   2001                                                          1,616
   2002                                                          1,020
   2003                                                          2,306
   Thereafter                                                       50
                                                            -------------
                                                               $56,410
                                                            =============

Note 7 -- FHLB Advances

                                                                             Interest
                                                               Amount          Rate
-----------------------------------------------------------------------------------------
Maturities in years ending December 31
   1999                                                         $  156         6.01%
   2000                                                            638         6.05
   2001                                                            122         6.01
   2002                                                          2,603         5.55
   2003                                                          1,234         5.49
                                                            ---------------

                                                                $4,753         5.63%
                                                            ===============

The Bank has an available line of credit with the FHLB totaling $2,000,000. The line of credit expires May 7, 1999 and bears interest at a rate equal to the then current variable advance rate. There were no drawings on this line of credit at December 31, 1998.

The FHLB advances and drawings on the available line of credit are secured by first mortgage loans totaling $27,393,000. Advances are subject to restrictions or penalties in the event of prepayment.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 8 -- Other Borrowings

December 31                                               1998
---------------------------------------------------------------------

Convertible notes due December 31, 2008                   $    170
Notes payable                                                1,212
                                                       --------------

         Total long-term debt                               $1,382
                                                       ==============

The convertible notes are unsecured and bear an interest rate of 7%. The notes were issued December 31, 1998 and are convertible at the option of the holder into shares of common stock of the Company at the rate of $11.00 per share.

Notes payable include a note dated July 15, 1998 with an original balance of $800,000 with an interest rate of 1.125% under prime, adjustable every five years for a term of 30 years and a note dated December 18, 1998 with an original balance of $416,000 at a fixed interest rate of 7.25% with monthly installments due through November 2003 with a final balloon payment due in December 2003. The notes are secured by real estate of the Company.

Maturities in years ending December 31
   1999                                                     $   16
   2000                                                         18
   2001                                                         20
   2002                                                         22
   2003                                                        384
   Thereafter                                                  922
                                                       --------------

                                                            $1,382
                                                       ==============

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 9 -- Income Tax

Year Ended December 31                                             1998          1997          1996
-------------------------------------------------------------------------------------------------------
Income tax expense
   Currently payable
     Federal                                                       $205          $270          $ 54
     State                                                           92           106            51
   Deferred
     Federal                                                         52             8            20
     State                                                            1            (8)          (10)
                                                              -----------------------------------------

         Total income tax expense                                  $350          $376          $115
                                                              =========================================

Reconciliation of federal statutory to actual tax expense
   Federal statutory income tax at 34%                             $392          $379          $155
   Tax exempt interest                                              (93)          (69)          (66)
   Effect of state income taxes                                      62            65            27
   Other                                                            (11)            1            (1)
                                                              -----------------------------------------

         Actual tax expense                                        $350          $376          $115
                                                              =========================================

A cumulative net deferred tax asset is included in other assets. The components of the asset are as follows:

December 31                                                      1998        1997
--------------------------------------------------------------------------------------
Assets
   Allowance for loan losses                                      $346        $312
   Alternative minimum tax credit carryforward                                  38
   Other                                                            28           9
                                                              ------------------------
         Total assets                                              374         359
                                                              ------------------------

Liabilities
   Depreciation                                                    156         103
   State income tax                                                 15          16
   Loan fees                                                        51          35
   Securities available for sale                                    12          22
                                                              ------------------------
         Total liabilities                                         234         176
                                                              ------------------------

                                                                  $140        $183
                                                              ========================

Tax expense applicable to investment security gains for the year ended December 31, 1996 was $2,230.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 10 -- Commitments and Contingent Liabilities

In the normal course of business there are outstanding commitments and contingent liabilities, such as commitments to extend credit and standby letters of credit, which are not included in the accompanying financial statements. The Bank's exposure to credit loss in the event of nonperformance by the other party to the financial instruments for commitments to extend credit and standby letters of credit is represented by the contractual or notional amount of those instruments. The Bank uses the same credit policies in making such commitments as it does for instruments that are included in the consolidated balance sheet.

Financial instruments whose contract amount represents credit risk as of December 31 were as follows:

                                                       1998           1997
-----------------------------------------------------------------------------

Commitments to extend credit                          $12,723        $5,606
Standby letters of credit                                 123           640

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's credit worthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management's credit evaluation. Collateral held varies but may include accounts receivable, inventory, property and equipment, and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party.

The Company and Bank are also subject to claims and lawsuits which arise primarily in the ordinary course of business. It is the opinion of management that the disposition or ultimate resolution of such claims and lawsuits will not have a material adverse effect on the consolidated financial position of the Company.

In connection with the approval of its bank holding company application, the Company must obtain Federal Reserve approval prior to incurring debt which would cause its debt to equity ratio to exceed 30 percent. The Company is in compliance with this commitment at December 31, 1998.


Note 11 -- Year 2000

Like all entities, the Company and subsidiaries are exposed to risks associated with the Year 2000 Issue, which affects computer software and hardware; transactions with customers, vendors, and other entities; and equipment dependent upon microchips. The Company has begun, but not yet completed, the process of identifying and remediating potential Year 2000 problems. It is not possible for any entity to guarantee the results of its own remediation efforts or to accurately predict the impact of the Year 2000 Issue on third parties with which the Company and subsidiaries do business. If remediation efforts of the Company or third parties with which the Company and subsidiaries do business are not successful, the Year 2000 Issue could have negative effects on the Company's financial condition and results of operations in the near term.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 12 -- Stockholders' Equity

On November 19, 1997, the Board of Directors declared a 5% stock dividend payable on February 1, 1998. Net income per share and weighted average shares outstanding have been restated to reflect the 5% stock dividend.

On July 15, 1998, the Board of Directors approved the issuance of the following securities:

    Rights to stockholders to purchase one share for every ten shares owned as of October 29, 1998, the record date, subject to a minimum offer and purchase of 100 shares of common stock, at a purchase price of $10.00 per share. The rights are exercisable for a ninety (90) day period expiring on March 30, 1999 following their issuance and subject to the minimum purchase requirement, are freely transferable.

    Warrants to stockholders to purchase one share for every ten shares owned on October 29, 1998, the record date, subject to a minimum offer and purchase of 100 shares of common stock, with an exercise price of $10.00 per share. The warrants will be exercisable for a 90 day period commencing on September 15, 1999 and expiring on December 13, 1999 and subject to the minimum purchase requirement, will be freely transferable.

The dividends which the Company may pay are restricted by FRB capital requirements and by Indiana law to the amount of retained earnings. The ability of the Company to pay dividends to stockholders is dependent on dividends received from the Bank. Without prior approval, current regulations allow the Bank to pay dividends to the Company not exceeding net profits (as defined) for the current year plus those for the previous two years. The Bank is also restricted by the Office of Thrift Supervision for the amount of the liquidation account established at the time of its stock conversion. The Bank normally restricts dividends to a lesser amount because of the need to maintain an adequate capital structure. At December 31, 1998, stockholder's equity of the Bank was $8,131,000, of which a minimum of $1,625,000 was available for payment of dividends.


Note 13 -- Regulatory Capital

The Bank is subject to various regulatory capital requirements administered by the federal banking agencies and is assigned to a capital category. The assigned capital category is largely determined by three ratios that are calculated according to the regulations: total risk adjusted capital, Tier 1 capital, and Tier 1 leverage ratios. The ratios are intended to measure capital relative to assets and credit risk associated with those assets and off-balance sheet exposures of the entity. The capital category assigned to an entity can also be affected by qualitative judgments made by regulatory agencies about the risk inherent in the entity's activities that are not part of the calculated ratios.

There are five capital categories defined in the regulations, ranging from well capitalized to critically undercapitalized. Classification of a bank in any of the undercapitalized categories can result in actions by regulators that could have a material effect on a bank's operations. At December 31, 1998 and 1997, the Bank is categorized as well capitalized and met all subject capital adequacy requirements. There are no conditions or events since December 31, 1998 that management believes have changed the Bank's classification.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)

The Bank's actual and required capital amounts and ratios are as follows:

                                                                             1998
                                             ------------------------------------------------------------------------
                                                                     Required for Adequate         To Be Well
                                                    Actual                 Capital 1             Capitalized 1
                                             ------------------------------------------------------------------------
December 31                                    Amount       Ratio      Amount       Ratio       Amount       Ratio
---------------------------------------------------------------------------------------------------------------------
Total capital 1 (to risk-weighted assets)        $9,100     10.0%       $7,295       8.0%        $9,119       10.0%

Tier 1 capital 1 (to risk-weighted assets)        8,145      8.9         3,648       4.0          5,472        6.0

Tier 1 capital 1 (to average assets)              8,145      7.5         4,344       4.0          6,517        6.0

1 As defined by regulatory agencies

                                                                             1997
                                             ------------------------------------------------------------------------
                                                                     Required for Adequate         To Be Well
                                                    Actual                 Capital 1             Capitalized 1
                                             ------------------------------------------------------------------------
December 31                                    Amount       Ratio      Amount       Ratio       Amount       Ratio
---------------------------------------------------------------------------------------------------------------------

Total capital 1 (to risk-weighted assets)        $8,139     11.3%       $5,789       8.0%        $7,236       10.0%

Tier 1 capital 1 (to risk-weighted assets)        7,291     10.1         2,895       4.0          4,342        6.0

Tier 1 capital 1 (to average assets)              7,291      7.8         3,758       4.0          5,638        6.0

1 As defined by regulatory agencies

Note 14 -- Employee Benefits

Effective January 1, 1995, the Bank adopted a retirement savings 401(k) plan in which substantially all employees may participate. The Bank matches employees' contributions as determined each year by the Bank's Board of Directors. The Bank's expense for the plan was $16,000, $8,000 and $6,000 for 1998, 1997 and 1996.

The Company adopted a stock option plan in 1992 whereby 46,921 shares of common stock, after restatement for stock dividends and splits, were reserved for the granting of options to certain officers, directors and key employees. The options were exercisable within five years from the date of grant, and the right to purchase shares under such options vested at a rate of 40% after the first year and 20% each year thereafter with the options being fully vested after four years. Additional options to purchase common shares may be granted not to exceed 10% of the Company's outstanding shares of common stock, less previously granted options.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


On February 15, 1993, the 1992 stock option plan, which is accounted for in accordance with APB No. 25, Accounting for Stock Issued to Employees, and related interpretations, was amended to increase the aggregate number of shares under the plan from 46,921 to 66,771 shares. In addition, the amendment provided for immediate vesting of all outstanding stock options and stock options granted pursuant to the agreement. On May 15, 1996, the 1992 stock option plan was amended to extend the exercise period from five years to ten years from the date of grant.

On May 15, 1996, the stockholders approved the 1996 stock option plan, reserving 105,000 shares of Company stock for the granting of options to certain key employees, directors and advisors. The exercise price of the shares may not be less than the fair market value of the shares upon the grant of the option. Options granted to key employees and advisors require approval of the Compensation Committee of the Board of Directors ("Committee"). Options granted to key employees and advisors become 25% exercisable one year from the date of the grant and continue to vest 25% each year thereafter until fully vested. Without any action by the Committee, each outside director will be automatically granted an option to purchase 1,000 shares of Company stock on each anniversary date of service on the Board of Directors beginning with their 1997 anniversary. These options vest at the date of grant. Each option granted under the plan shall expire no later than ten years from the date the option is granted.

Although the Company has elected to follow APB No. 25, Standard Financial Accounting Standards ("SFAS") No. 123 requires pro forma disclosures of net income and earnings per share as if the Company had accounted for its employee stock options under that Statement. The fair value of each option grant was estimated on the grant date using an option-pricing model with the following assumptions:

                                                                           1998             1997
                                                                   ----------------------------------
Risk-free interest rates                                              5.55% and 5.67%       6.67%
Dividend yields                                                                              .73%
Volatility factors of expected market price of common stock                9.00%            8.00%

Weighted-average expected life of the options                             9 years          9 years

Under SFAS No. 123, compensation cost is recognized in the amount of the estimated fair value of the options and amortized to expense over the options' vesting period. The pro forma effect on net income and earnings per share of this statement are as follows:

                                                        1998       1997
                                                     -----------------------

Net income                         As reported           $803        $738
                                   Pro forma              779         726

Basic Earnings per share           As reported           .81         .75
                                   Pro forma             .78         .73

Diluted earnings per share         As reported           .80         .74
                                   Pro forma             .77         .72

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands, Except Per Share Data)


The following is a summary of the status of the Company's stock option plans and changes in the plans as of and for the years ended December 31, 1998, 1997 and 1996.

Year Ended December 31                             1998                         1997                       1996
----------------------------------------------------------------------------------------------------------------------------
                                                       Weighted-                   Weighted-                   Weighted-
                                                        Average                     Average                     Average
                 Options                  Shares    Exercise Price     Shares    Exercise Price    Shares   Exercise Price
----------------------------------------------------------------------------------------------------------------------------
Outstanding, beginning of year              51,511       $  6.14         46,261     $  5.54         66,771        $5.54
Granted                                     16,000         11.56          5,250       11.43
Exercised                                  (15,420)         5.54                                    20,510         5.54
Expired                                     (2,000)        11.50
                                       =============                =============               =============

Outstanding, end of year                    50,091       $  7.77         51,511     $  6.14         46,261        $5.54
                                       =============                =============               =============

Options exercisable at year end             41,091                       51,511                     46,261

Weighted-average fair value of options
   granted during the year                   $4.50                        $4.00


As of December 31, 1998, options outstanding of 30,841 have an exercise price of $5.54 and weighted-average remaining contractual lives of 3.5 years; options outstanding of 19,250 have exercise prices ranging from $11.00 to $11.50 and weighted-average remaining contractual lives of 9.0 years.

As of December 31, 1998, options exercisable of 30,841 have an exercise price of $5.54 and weighted-average remaining contractual lives of 3.5 years; options exercisable of 10,250 have exercise prices ranging from $11.00 to $11.43 and weighted-average remaining contractual lives of 8.9 years.


Note 15 -- Related Party Transactions

The Bank has entered into transactions with certain directors, executive officers, significant stockholders and their affiliates or associates (related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

The aggregate amount of loans, as defined, to such related parties were as follows:

Balances, January 1, 1998                                        $   745

Changes in composition of related parties                            377
New loans, including renewals                                        441
Payments, etc., including renewals                                  (526)
                                                               ------------

Balances, December 31, 1998                                       $1,037
                                                               ============

Deposits from related parties held by the Banks at December 31, 1998 and 1997 totaled $1,094,000 and $980,000.

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands, Except Per Share Data)


Note 16 -- Earnings Per Share

Earnings per share ("EPS") were computed as follows:

                                                                             Year Ended December 31, 1998
                                                                      ------------------------------------------
                                                                                  Weighted Average    Per Share
                                                                       Income          Shares          Amount
                                                                      ------------------------------------------
Basic Earnings Per Share
   Income available to common stockholders                                 $803          994,432         $.81
                                                                                                   =============
Effect of Dilutive Stock Options                                                          12,383
Effect of Convertible Debt                                                                   168
                                                                      ------------------------------
Diluted Earnings Per Share
   Income available to common stockholders and assumed conversions         $803        1,006,983         $.80
                                                                      ==========================================

Options to purchase 19,250 shares of common stock at prices ranging from $11.00 to $11.50 per share were outstanding at December 31, 1998, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

                                                                             Year Ended December 31, 1997
                                                                      ------------------------------------------
                                                                                  Weighted Average
                                                                                       Shares         Per Share
                                                                       Income                          Amount
                                                                      ------------------------------------------
Basic Earnings Per Share
   Income available to common stockholders                                 $738          989,848         $.75
                                                                                                   =============
Effect of Dilutive Stock Options                                                          13,803
                                                                      ------------------------------
Diluted Earnings Per Share
   Income available to common stockholders and assumed conversions         $738        1,003,651         $.74
                                                                      ==========================================

Options to purchase 5,250 shares of common stock at $11.43 per share were outstanding at December 31, 1997, but were not included in the computation of diluted EPS because the options' exercise price was greater than the average market price of the common shares.

                                                                             Year Ended December 31, 1996
                                                                      ------------------------------------------
                                                                                  Weighted Average
                                                                                       Shares         Per Share
                                                                       Income                          Amount
                                                                      ------------------------------------------
Basic Earnings Per Share
   Income available to common stockholders                                   $341        986,043         $.35
                                                                                                   =============
Effect of Dilutive Stock Options                                                          14,757
                                                                      ------------------------------
Diluted Earnings Per Share
   Income available to common stockholders and assumed conversions           $341      1,000,800         $.34
                                                                      ==========================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 17 -- Fair Values of Financial Instruments

The following methods and assumptions were used to estimate the fair value of each class of financial instrument:

Cash and Cash Equivalents--The fair value of cash and cash equivalents approximates carrying value.

Investment Securities--Fair values are based on quoted market prices.

Loans--The fair value for loans are estimated using discounted cash flow analyses, using interest rates currently being offered for loans with similar terms to borrowers of similar credit quality.

FHLB Stock--Fair value of FHLB stock is based on the price at which it may be resold to the FHLB.

Interest Receivable/Payable--The fair values of interest receivable/payable approximate carrying values.

Deposits--The fair values of noninterest-bearing and interest-bearing demand accounts are equal to the amount payable on demand at the balance sheet date. Fair values for certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates to a schedule of aggregated expected monthly maturities on such time deposits.

FHLB Advances--The fair value of advances is estimated using a discounted cash flow calculation, based on current rates for similar debt.

Other Borrowing--The fair value of the borrowing is estimated using a discounted cash flow calculation based on the prime interest rate.

The estimated fair values of the Company's financial instruments are as follows:

                                                               1998                       1997
                                                    ------------------------------------------------
                                                      Carrying      Fair       Carrying     Fair
December 31                                            Value        Value       Value       Value
----------------------------------------------------------------------------------------------------
Assets
   Cash and cash equivalents                           $14,292      $14,292     $11,231     $11,231
   Investment securities available for sale              7,047        7,047       2,771       2,771
   Investment securities held to maturity                1,033        1,060       1,709       1,734
   Loans, net                                           93,364       94,650      79,152      80,403
   Stock in FHLB                                           778          778         778         778
   Interest receivable                                     929          929         700         700

Liabilities
   Deposits                                            106,193      106,506      87,695      87,806
   FHLB advances                                         4,753        4,773       2,930       2,908
   Other borrowings                                      1,382        1,371
   Interest payable                                        259          259         251         251

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)


Note 18 -- Condensed Financial Information (Parent Company Only)

Presented below is condensed financial information as to financial position, results of operations and cash flows of the Company:

                             Condensed Balance Sheet

December 31                                                         1998           1997
----------------------------------------------------------------------------------------------
Assets
   Cash on deposit with subsidiary                                  $   215        $     88
   Investment in common stock of subsidiaries                         8,211           7,324
   Other assets                                                         230             139
                                                                ------------------------------

         Total assets                                                $8,656          $7,551
                                                                ==============================

Liabilities
   Convertible notes                                                 $  170
   Other liabilities                                                               $      1
                                                                ------------------------------
         Total liabilities                                              170               1

Stockholders' Equity                                                  8,486           7,550
                                                                ------------------------------

         Total liabilities and stockholders' equity                  $8,656          $7,551
                                                                ==============================

                          Condensed Statement of Income

Year Ended December 31                                              1998        1997        1996
-----------------------------------------------------------------------------------------------------
Income
   Dividends from subsidiary                                         $100        $165
   Other interest income and dividends                                  1           1        $  1
                                                                -------------------------------------
         Total income                                                 101         166           1
                                                                -------------------------------------

Expenses
   Salaries and employee benefits                                      41          44          20
   Professional fees                                                   59          46          55
   Other expenses                                                      15          18          12
                                                                -------------------------------------
         Total expenses                                               115         108          87
                                                                -------------------------------------

Income (loss) before income tax benefit and equity in
   undistributed income of subsidiaries                               (14)         58         (86)
   Income tax benefit                                                 (45)        (42)        (34)
                                                                -------------------------------------

Income (loss) before equity in undistributed income
   of subsidiaries                                                     31         100         (52)
   Equity in undistributed income of subsidiaries                     772         638         393
                                                                -------------------------------------

Net Income                                                           $803        $738        $341
                                                                =====================================

FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
Notes to Consolidated Financial Statements
(Table Dollar Amounts in Thousands)



                        Condensed Statement of Cash Flows

Year Ended December 31                                                   1998          1997         1996
------------------------------------------------------------------------------------------------------------
Operating Activities
   Net income                                                            $803          $738         $341
   Adjustments to reconcile net income to net cash provided
     (used) by operating activities                                      (863)         (620)        (421)
                                                                     ---------------------------------------
         Net cash provided (used) by operating activities                 (60)          118          (80)
                                                                     ---------------------------------------

Investing Activity--capital contributions to subsidiary                   (130)
                                                                     ---------------------------------------

Financing Activities
   Cash dividends                                                                       (94)
   Stock options exercised                                                119                        113
   Rights exercised, net of costs                                          28
   Proceeds from borrowings                                               170
                                                                     ---------------------------------------
         Net cash provided (used) by financing activities                 317           (94)         113
                                                                     ---------------------------------------

Net Change in Cash on Deposit                                             127            24           33

Cash on Deposit at Beginning of Year                                       88            64           31
                                                                     ---------------------------------------

Cash on Deposit at End of Year                                           $215          $ 88         $ 64
                                                                     =======================================

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                      Consolidated Condensed Balance Sheet
                                   (Unaudited)

                                                                     June 30,        December 31,
                                                                       1999              1998
                                                                   ------------------------------
Assets
     Cash and due from banks                                       $   1,387,246    $   1,185,790
     Short-term interest-bearing deposits                             17,388,507       13,106,281
                                                                   ------------------------------
         Cash and cash equivalents                                    18,775,753       14,292,071
     Investment securities
         Available for sale                                           12,456,505        7,047,098
         Held to maturity                                                837,247        1,032,525
                                                                   ------------------------------
              Total investment securities                             13,293,752        8,079,623
     Loans                                                           100,930,354       94,319,271
         Allowance for loan losses                                     1,045,786          955,099
                                                                   ------------------------------
              Net Loans                                               99,884,568       93,364,172
     Premises and equipment                                            3,438,579        3,333,331
     Federal Home Loan Bank of Indianapolis stock, at cost               777,800          777,800
     Interest receivable                                               1,008,412          928,953
     Other assets                                                        736,315          495,643
                                                                   ------------------------------

         Total assets                                              $ 137,915,179    $ 121,271,593
                                                                   ==============================

Liabilities
     Deposits
         Noninterest-bearing                                       $   8,674,869    $   7,976,350
         Interest-bearing                                            111,985,330       98,216,774
                                                                   ------------------------------
              Total deposits                                         120,660,199      106,193,124
     Federal Home Loan Bank of Indianapolis advances                   5,753,457        4,753,457
     Other borrowings                                                  2,203,775        1,381,933
     Interest payable                                                    266,545          258,867
     Other liabilities                                                   253,348          198,107
                                                                   ------------------------------
         Total liabilities                                           129,137,324      112,785,488
                                                                   ------------------------------

Commitments and Contingent Liabilities

Stockholders' Equity
     Preferred stock, no-par value
         Authorized and unissued - 1,000,000 shares
     Common stock, no-par value
         Authorized - 4,000,000 shares
         Issued and outstanding - 1,021,287 and 1,011,412 shares       6,967,489        6,869,426
     Retained earnings and contributed capital                         1,921,916        1,597,830
     Accumulated other comprehensive income (loss)                      (111,550)          18,849
                                                                   ------------------------------
         Total stockholders' equity                                    8,777,855        8,486,105
                                                                   ------------------------------

         Total liabilities and stockholders' equity                $ 137,915,179    $ 121,271,593
                                                                   ==============================

See notes to consolidated condensed financial statements.

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                   Consolidated Condensed Statement of Income
                                   (Unaudited)

                                                         Three Months Ended         Six Months Ended
                                                              June 30,                   June 30,
                                                      -------------------------------------------------
                                                         1999         1998          1999        1998
                                                      -------------------------------------------------
Interest Income
     Loans, including fees                            $2,117,343   $1,879,631   $4,234,492   $3,680,570
     Investment securities
         Taxable                                          62,372       75,013      103,674      132,608
         Tax exempt                                       92,269       19,443      160,857       37,045
     Interest-bearing time deposits                      129,325      112,308      211,703      213,462
     Dividends                                            15,513       15,513       32,315       32,182
                                                      -------------------------------------------------
         Total interest income                         2,416,822    2,101,908    4,743,041    4,095,867
                                                      -------------------------------------------------

Interest Expense
     Deposits                                          1,226,219    1,091,937    2,351,125    2,128,026
     FHLB advances                                        80,821       44,913      157,032       87,295
     Other borrowings                                     39,490                    66,887
                                                      -------------------------------------------------
         Total interest expense                        1,346,530    1,136,850    2,575,044    2,215,321
                                                      -------------------------------------------------

Net Interest Income                                    1,070,292      965,058    2,167,997    1,880,546
     Provision for loan losses                            75,000       69,000      150,000      129,000
                                                      -------------------------------------------------
Net Interest Income After Provision for Loan Losses      995,292      896,058    2,017,997    1,751,546
                                                      -------------------------------------------------

Other Income
     Trust fees                                           21,575        6,058       25,315       28,653
     Service charges on deposit accounts                  80,287       76,328      155,455      148,956
     Other operating income                                9,723       11,073       25,945       20,076
                                                      -------------------------------------------------
         Total other income                              111,585       93,459      206,715      197,685
                                                      -------------------------------------------------

Other Expenses
     Salaries and employee benefits                      399,093      344,073      780,215      651,932
     Premises and equipment                               93,879       79,189      183,703      155,459
     Advertising                                          44,320       36,942       85,062       63,237
     Data processing fees                                 82,646       63,749      163,735      128,871
     Deposit insurance expense                            15,334       13,369       29,343       25,877
     Printing and office supplies                         31,125       28,633       59,825       56,200
     Legal and professional fees                          72,960       40,369      112,626       63,934
     Telephone expense                                    22,895       16,711       46,524       33,560
     Other operating expense                             112,407      103,785      246,247      194,615
                                                      -------------------------------------------------
         Total other expenses                            874,659      726,820    1,707,280    1,373,685
                                                      -------------------------------------------------

Income Before Income Tax                                 232,218      262,697      517,432      575,546
     Income tax expense                                   51,818       83,005      132,047      187,860
                                                      -------------------------------------------------

Net Income                                            $  180,400   $  179,692      385,385   $  387,686
                                                      =================================================

Basic earnings per share                              $      .18   $      .18    $     .38   $      .39

Diluted earnings per share
                                                             .17          .18          .37          .39

See notes to consolidated condensed financial statements.

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
            Consolidated Condensed Statement of Comprehensive Income
                                   (Unaudited)


                                                         Three Months Ended         Six Months Ended
                                                              June 30,                   June 30,
                                                      -------------------------------------------------
                                                         1999         1998          1999        1998
                                                      -------------------------------------------------
Net Income                                            $ 180,400    $ 179,692    $ 385,385    $ 387,686
Other comprehensive income, net of tax
    Unrealized losses on securities available for sale
    Unrealized holding losses arising during
    the period, net of tax benefit of $74,547,
    $701, $85,527 and $4,592                           (113,657)      (1,069)    (130,399)      (7,001)
                                                      -------------------------------------------------
 Comprehensive income                                 $  66,743    $ 178,623    $ 254,986    $ 380,685
                                                      =================================================

                FIRST COMMUNITY BANCSHARES, INC AND SUBSIDIARIES
            Consolidated Condensed Statement of Stockholders' Equity
                                   (Unaudited)

                                                                      Retained
                                             Common Stock             Earnings     Accumulated
                                       ------------------------         and           Other
                                         Shares                     Contributed   Comprehensive
                                       Outstanding       Amount       Capital         Income         Total
                                      -----------------------------------------------------------------------
Balances, January 1, 1999               1,011,412    $ 6,869,426    $ 1,597,830    $    18,849    $ 8,486,105

    Net income for the period                                           385,385                       385,385
    Unrealized losses on securities                                                   (130,399)      (130,399)
    Cash dividend ($.06 per share)                                      (61,299)                      (61,299)
    Purchase of stock                        (721)        (6,129)                                      (6,129)
    Rights exercised, net of cost
    of $1,768                              10,596        104,192                                      104,192
                                      -----------------------------------------------------------------------

Balances, June 30, 1999                 1,021,287    $ 6,967,489    $ 1,921,916    $  (111,550)   $ 8,777,855
                                      =======================================================================

See notes to consolidated condensed financial statements.

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
                 Consolidated Condensed Statement of Cash Flows
                                   (Unaudited)

                                                                                  Six Months Ended
                                                                                       June 30,
                                                                            ----------------------------
                                                                                1999            1998
                                                                            ----------------------------
Operating Activities
     Net income                                                             $    385,385    $    387,686
     Adjustments to reconcile net income to net cash provided by operating activities
       Provision for loan losses                                                 150,000         129,000
       Depreciation and amortization                                              94,777          67,212
       Investment securities amortization                                         31,674             699
       Gain on sale of foreclosed real estate                                     (7,241)
       Gain on sale of fixed assets                                                2,318
       Net change in:
         Interest receivable                                                     (79,459)        (56,027)
         Interest payable                                                          7,678          83,726
         Other assets                                                           (155,144)        (69,506)
         Other liabilities                                                        24,602        (117,434)
                                                                            ----------------------------
              Net cash provided by operating activities                          454,590         425,356
                                                                            ----------------------------

Investing Activities
     Purchases of securities available for sale                               (6,146,730)     (1,414,479)
     Proceeds from maturities of securities available for sale                   490,000          70,000
     Purchases of securities held to maturity                                   (225,000)
     Proceeds from paydowns and maturities of securities held to maturity        420,000         540,000
     Net change in loans                                                      (6,735,655)     (7,052,170)
     Proceeds from sale of foreclosed real estate                                 72,500          56,636
     Purchases of property and equipment                                        (202,343)       (475,546)
                                                                            ----------------------------
              Net cash used by investing activities                          (12,327,228)     (8,275,559)
                                                                            ----------------------------

Financing Activities
     Net change in
       Noninterest-bearing, NOW and savings deposits                           3,752,477         752,392
       Certificates of Deposit                                                10,714,598       4,307,723
     Proceeds from borrowings                                                  1,830,000
     Repayment of borrowings                                                      (8,158)
     Purchase of stock                                                            (6,129)
     Cash dividends                                                              (30,660)
     Rights exercised, net of costs                                              104,192
                                                                            ----------------------------
              Net cash provided by financing activities                       16,356,320       5,060,115
                                                                            ----------------------------

Net Change in Cash and Cash Equivalents                                        4,483,682      (2,790,088)

Cash and Cash Equivalents, Beginning of Period                                14,292,071      11,231,228
                                                                            ----------------------------

Cash and Cash Equivalents, End of Period                                    $ 18,775,753    $  8,441,140
                                                                            ============================

Supplemental cash flow disclosures
     Interest paid                                                          $  2,567,366    $  2,131,595
     Income tax paid                                                             246,570         135,550
     Dividend payable                                                             30,639

See notes to consolidated condensed financial statements

                FIRST COMMUNITY BANCSHARES, INC. AND SUBSIDIARIES
              Notes to Consolidated Condensed Financial Statements
                                  June 30, 1999
                                   (Unaudited)

Note 1: Basis of Presentation
-----------------------------

The consolidated financial statements include the accounts of First Community Bancshares, Inc. (the "Company") and its wholly owned subsidiaries, First Community Bank & Trust, a state chartered bank (the "Bank") and First Community Real Estate Management, Inc. ("FCREMI"). FCREMI holds and manages real estate used by the Company and the Bank. A summary of significant accounting policies is set forth in Note 1 of Notes to Financial Statements included in the December 31, 1998, Annual Report on Form 10-K. All significant intercompany accounts and transactions have been eliminated in consolidation.

The interim consolidated financial statements have been prepared in accordance with instructions to Form 10-Q, and therefore do not include all information and footnotes necessary for a fair presentation of financial position, results of operations and cash flows in conformity with generally accepted accounting principles.

The interim consolidated financial statements at June 30, 1999, and for the six and three months ended June 30, 1999 and 1998, have not been audited by independent accountants, but reflect, in the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations and cash flows for such periods.


Note 2: Earnings Per Share
--------------------------

                                          Three Months Ended              Three Months Ended
                                             June 30, 1999                   June 30, 1998
                                          ------------------              ------------------
                                               Weighted                        Weighted
                                                Average   Per Share             Average   Per Share
                                     Income     Shares      Amount   Income     Shares      Amount
                                     ------    --------   ---------  ------    --------   ---------
Basic earnings per share
      Income available to common
       shareholders                $ 180,400   1,021,850   $   .18  $ 179,692   989,848   $   .18
                                                           =======                        =======

Effect of dilutive stock options                   7,160                         13,867
Effect of convertible debt            10,568      80,455
                                   ---------------------            -------------------
Diluted earnings per share
      Income available to common
       shareholders and assumed
       conversions                 $ 190,968   1,109,465   $   .17  $ 179,692   1,003,715 $   .18
                                   ===============================  =============================

                                           Six Months Ended                Six Months Ended
                                             June 30, 1999                   June 30, 1998
                                          ------------------              ------------------
                                               Weighted                        Weighted
                                                Average   Per Share             Average   Per Share
                                     Income     Shares      Amount   Income     Shares      Amount
                                     ------    --------   ---------  ------    --------   ---------
Basic earnings per share
      Income available to common
       shareholders                $ 385,385   1,020,862   $   .38  $ 387,686   989,848   $   .39
                                                           =======                        =======

Effect of dilutive stock options                  10,530                         14,182
Effect of convertible debt            13,836      40,227
                                   ---------------------            -------------------
Diluted earnings per share
      Income available to common
       shareholders and assumed
       conversions                 $ 399,221   1,071,619   $   .37  $ 387,686  1,004,030  $   .39
                                   ===============================  =============================

Warrant No. _______



                         COMMON SHARE PURCHASE WARRANT
                         -----------------------------

                        FIRST COMMUNITY BANCSHARES, INC.
                        --------------------------------

                    Warrant to Purchase _____ Common Shares



                    This is to certify that, for value received
________________________, or his/its registered assigns (the "Holder"), is entitled to purchase, subject to the provisions of this Warrant ("Warrant"), from First Community Bancshares, Inc., an Indiana corporation (the "Company"), at any time on or after September 15, 1999 and prior to 5:00 p.m., Indianapolis, Indiana time, on the Expiration Date, at the Exercise Price, up to _____ shares (subject to adjustment as provided herein) of the Company ("Warrant Stock").

                    1.  CERTAIN DEFINITIONS.  As used in this Warrant:
                    (a) "Common Shares" shall mean shares of common stock of the Company and also includes shares of any capital stock of the Company hereafter authorized which are not limited to a fixed sum or percentage in respect of the rights of the holder thereof to participate in dividends and in the distribution of assets upon the voluntary or involuntary liquidation, dissolution or winding up of the Company.

                    (b) "Exercise Price" shall mean the exercise price calculated according to Sections 3 and 4 of this Warrant.

                    (c) "Expiration Date" means December 13, 1999.

                    2.    EXERCISE OF WARRANT; RESTRICTIONS.
                    (a) This Warrant may be exercised, in whole or in part, from time to time, but subject to the restrictions and conditions specified herein, by presentation and surrender of this Warrant to the Company at its principal office (or such other office as the Company may designate by notice in writing to the Holder at the Holder's address appearing on the books of the Company), with the Subscription Form annexed hereto completed for purchase of the designated number of shares of Common Shares and duly executed and accompanied by payment of the Exercise Price due in connection with such exercise. Upon receipt by the Company of this Warrant, in proper form for exercise, and upon payment of the Exercise Price, the Holder shall, on the exercise date specified on the Subscription Form, be deemed to be the Holder of record of the Common Shares issuable upon such exercise, notwithstanding that certificates representing such Common Shares shall not then be actually issued and delivered to the Holder. As soon as is practicable after any exercise of this Warrant and payment of the sum payable upon such exercise, and, in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder thereof, a certificate or certificates for the number of fully paid and nonassessable Common Shares or other securities or property to which such Holder shall be entitled upon such exercise.

                    (b) The Exercise Price may be paid in cash or by certified or cashiers check.

                    (c) Upon any partial exercise of this Warrant the Company, at its expense, will forthwith issue to Holder a new Warrant of like tenor calling in the aggregate for the number of Common Shares for which this Warrant shall not have been exercised.

                    3. EXERCISE PRICE. Subject to adjustment in accordance with
Section 4 of this Warrant, the Exercise Price shall be $8.75 per Common Share. After each adjustment of the Exercise Price pursuant to Section 4 hereof, the number of Common Shares issuable upon exercise of this or any subsequent issued Warrant shall be the number derived by multiplying the number of Common Shares purchasable immediately prior to such adjustment, by the Exercise Price in effect immediately prior to such adjustment and dividing the product so obtained by the applicable adjusted Exercise Price.

                    4. ADJUSTMENT OF EXERCISE PRICE AND NUMBER OF SHARES. The Exercise Price and number of Common Shares purchasable hereunder shall be subject to adjustment from time to time upon the happening of certain events as follows:

                    (a) RECLASSIFICATION, CONSOLIDATION, MERGER OR SALE. In case of any reclassification or change of outstanding securities issuable upon exercise of this Warrant (other than a change in par value, or from par value to no par value, or from no par value to par value or a subdivision or combination), or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is the surviving corporation and which does not result in any reclassification or change other than a change in par value, or from par value to no par value, or from no par value to par value, or a subdivision or combination of outstanding securities issuable upon exercise of the Warrant), or in the case of the sale or transfer of all or substantially all of the Company's assets to any other corporation, the Company, or such successor corporation, as the case may be, shall, without payment of any additional consideration therefor, issue a new Warrant upon surrender of this Warrant, providing that the Holder thereof shall have the right to receive for each Common Share which the Holder hereof would have received upon exercise of this Warrant the kind and amount of shares, other securities, money and property receivable upon such reclassification, change, consolidation, merger, sale or transfer by a holder of one Common Share in connection with such events. Such new Warrant shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 4. The provisions of this subsection (a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

                    (b) SUBDIVISION OR COMBINATION OF SHARES. If the Company, while this Warrant is outstanding, shall (i) subdivide its outstanding shares of Common Shares into a greater number of shares, (ii) combine its outstanding Common Shares into a smaller number of Common Shares, (iii) issue Common Shares as a stock dividend to Common Shareholders, (iv) issue any security into which Common Shares may hereafter be converted or (v) issue any equity security having voting, dividend, liquidation or other rights substantially equivalent to the Common Shares, the Exercise Price in effect prior to such action shall be adjusted so that the Holder of this Warrant thereafter shall upon the exercise hereof be entitled to receive the number of Common Shares of capital stock of the Company which the Holder would have owned immediately following such action had this Warrant been exercised immediately prior thereto. An adjustment made pursuant to subsection (b) shall become effective immediately after the record date in the case of any issuance of any Common Shares as a dividend or distribution and shall become effective immediately after the effective date, in the case of a subdivision, combination or reclassification.

                    (c) NOTICE OF ADJUSTMENT. Whenever an adjustment occurs pursuant to this Section 4, the Company shall make a certificate signed, on behalf of the Company, by an officer setting forth, in reasonable detail, the event requiring the adjustment, the nature of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which any determination hereunder was made), and the number of securities purchasable under the Warrant, and shall cause copies of such certificate to be mailed (by first class mail postage prepaid) to the Holder of this Warrant.

                    5. NOTICE OF STOCK DIVIDENDS, SUBSCRIPTIONS,
RECAPITALIZATIONS, RECLASSIFICATIONS, RECONSOLIDATIONS, MERGER, ETC. If the Company shall pay any stock dividend or make any distribution other than a cash dividend to the Holders of its Common Shares, or shall offer for subscription to the holders of its Common Shares after the date hereof any additional Common Shares or any stock of any class of the Company or any other securities, and in the case of any capital reorganization, recapitalization, reclassification of the capital stock of the Company or a consolidation or merger of the Company with another corporation, or the final distribution, liquidation or winding up of the Company, or a sale of all or substantially all of its assets (whether voluntary or involuntary), then in any one or more of such cases, the Company shall mail to the Holder of this Warrant at the address of such Holder in the records of the Company, at least twenty (20) days prior notice of the date on which the books of the Company shall close (or record shall be taken) or such stock dividend, distribution or subscription rights, such reorganization, recapitalization, reclassification, consolidation, merger, dissolution, liquidation, winding up or sale shall take place, as the case may be. Such notice shall also specify the date on which shareholders of record shall be entitled to participate in such dividend, distribution or subscription rights or to exchange their shares for other securities or property pursuant to such reorganization, recapitalization, reclassification, consolidation or merger, and to receive their respective distributive shares in the event of such dissolution, liquidation, winding up or sale, as the case may be. Such notice shall also set forth the statement of the effect of such action (to the extent then known) on the Exercise Price and the kind and amount of shares of the capital stock and property receivable upon exercise of this Warrant.

                    6. RESERVATION OF SHARES; STOCK FULLY PAID. The Company covenants and agrees that at all times there shall be authorized and reserved for issuance upon exercise of this Warrant such number of Common Shares as shall be required for issuance upon exercise of this Warrant, and that all shares which may be issued upon exercise hereof will, upon issuance, be fully paid and nonassessable.

                    7. TRANSFER OF WARRANT. The Company has appointed First Community Bank & Trust Company as registrar and transfer agent ("Registrar") for Warrants issued by the Company. Ownership of this Warrant may only be transferred by notation on the books of the Registrar of the name of the new owner after delivery to the Registrar at its principal office of a valid assignment in the form attached hereto.

                    8. ADDRESSES FOR NOTICE. All notices and communications provided for herein shall be in writing and, except as otherwise specifically provided herein, shall be deemed given when hand delivered or sent by registered or certified mail, return receipt requested, or sent by overnight delivery service addressed as follows: (a) if the Company, to the Secretary of the Company at ______________________, __________________, Indiana; or (b) if to the
Holder, to the Holder's last known address as specified in writing to the Company, from time to time.

                    9. APPLICABLE LAW. This Warrant shall be governed by and construed in accordance with the laws of the State of Indiana.

                    10. AUTHORIZATION. This Warrant shall not be valid for any purpose until it shall have been countersigned by the Registrar.

                    Dated as of ______________________, 1998.


                                    FIRST COMMUNITY BANCSHARES, INC.


                                    By:
                                       --------------------------------------
                                    Title: President

Attest:
-------


-------------------------------
Secretary

Countersigned First Community Bank & Trust Company as Registrar and Transfer Agent


By:
   -------------------------------
     Authorized Signature

                                  SUBSCRIPTION
                                  ------------


                    The undersigned, ____________________________, pursuant to the provisions of the Common Share Purchase Warrant dated ________________, 19___, attached hereto, hereby elects to purchase Common Shares of ___________, and herewith makes payment of the Exercise Price for such Common Shares in the aggregate amount of $______________.


                                             ---------------------------------
                                             Printed:
                                                     -------------------------

Dated:

---------------------------

                                   ASSIGNMENT


                    The undersigned, __________________________, hereby sells, assigns and transfers to the persons indicated below all of the rights of the undersigned under the Common Share Purchase Warrant No. dated __________, 19___, a copy of which is attached hereto, with respect to that portion of Common Stock purchasable under the Warrant as indicated below:

   Name of Assignee               Address                  Number of Shares of
   ----------------               -------                Warrant Stock Assigned
                                                         ----------------------






                                           ------------------------------------
                                           Signature


                                           ------------------------------------
                                           Witness


Dated:
       --------------------------

===============================   ===================================












                                          FIRST COMMUNITY
                                          BANCSHARES, INC.

                                               [LOGO]



                                            -------------

                                          AMENDED PROSPECTUS

                                            -------------












                                          SEPTEMBER ___, 1999




===============================   ===================================

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 24. INDEMNIFICATION OF DIRECTORS AND OFFICERS

         Sections 23-1-37-1 through 23-1-37-15 of the Indiana Business Corporation Law permits a corporation to indemnify directors and officers against liability incurred in certain legal proceedings if the individual's conduct was in good faith and the individual reasonably believed, in the case of conduct in the individual's official capacity with the corporation, that such conduct was in the best interest of the corporation, and in all other cases believed such conduct was at least not opposed to the best interest of the corporation. If the proceeding is criminal, the individual must have believed that the individual's conduct was lawful or at least had no reasonable cause to believe that such conduct was unlawful. The statute requires a corporation to indemnify an individual who is wholly successful on the merits or otherwise in the defense of any proceeding against reasonable expense incurred by such individual, unless the Articles of Incorporation provide otherwise. The corporation may pay for or reimburse the reasonable expenses incurred by a director or officer who is a party to a proceeding in advance of final disposition of the proceeding if certain conditions are satisfied. Unless otherwise provided in the Articles of Incorporation, a director or officer who is a party to a proceeding may apply for a court ordered indemnification. The court may order indemnification if it determines that the director is entitled to mandatory indemnification, in which case the indemnification will include reasonable expense incurred to obtain the indemnification order; or if it determines that the director is fairly and reasonably entitled to indemnification in view of all the relevant circumstances. Except in the case of mandatory indemnification, a corporation may indemnify a director or officer only after it has determined the individual meets the standard of conduct described above. In addition, a corporation may also indemnify and advance expenses to an officer, whether or not a director, to the extent, consistent with public policy, that may be provided by its articles of incorporation, bylaws, general or specific action of its board of directors or contract.
Section 23-1-37-14 of the Indiana Business Corporation Law empowers an Indiana corporation to purchase and maintain insurance on behalf of any director or officer against any liability asserted against, or incurred by, any individual serving in such capacity at the request of the corporation or arising out of his or her status as such, whether or not the corporation would have had the power to indemnify against such liability under the provisions of the Indiana Business Corporation Law.

         The Company carries liability insurance covering officers and directors. There is a deductible amount of $25,000 for the Company per claim. The policy contains certain exclusions including, but not limited to, certain claims by shareholders.

ITEM 25. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

         The following fees and expenses shall be borne by the Company in connection with this Offering. All fees other than Securities and Exchange Commission fees are estimates.

Securities and Exchange Commission Registration Fee..............$   1,525
Printing and Engraving...........................................    5,000
Accounting Fees and Expenses.....................................   15,000
Legal Fees and Expenses..........................................   46,000
Transfer Agent and Registrar Fees and Expenses...................    5,000
Expenses of Registration Under State Blue Sky Laws...............   11,000
Miscellaneous....................................................   ,4,975
                                                                 ---------

         Total...................................................$  88,500
                                                                 =========

ITEM 26. RECENT SALES OF UNREGISTERED SECURITIES

         In February 1998 the Company granted options for the purchase of 11,000 shares of Common Stock to 4 employees in reliance upon Section 4(2) of the Securities Act.

         In May 1998 the Company granted options for the purchase of 1,000 shares of Common Stock to each of the 5 directors who are not otherwise employed by the Company in reliance upon Section 4(2) of the Securities Act.

         In September 1998, the Company issued 15,420 shares of Common Stock at $5.54 per share upon exercise of options by a former director of the Company. . The shares were issued in reliance upon Section 4(2) of the Securities Act.

         In February 1999 the Company granted options to purchase 4,500 shares of Common Stock to 3 employees in reliance upon Section 4(2) of the Securities Act of 1933.

         In May 1999 the Company granted an option to purchase 1,000 shares of Common Stock to each of the 5 non-employee directors in reliance upon Section 4(2) of the Securities Act of 1933.

ITEM 27. EXHIBITS


3.1 Articles of Incorporation of First Community Bancshares, Inc. (Incorporated herein by reference to the Registration Statement on Form S-4 of First Community Bancshares, Inc., Registration No. 33-47691, declared effective July 30, 1992).

3.2 Amended Bylaws of First Community Bancshares, Inc. (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1992 and filed with the Securities and Exchange Commission on March 31, 1993)(Commission File No. 0-19618).

4.1      Form of Rights Certificate*

4.2      Form of Warrant

4.3      Form of Note*

5.1      Legal Opinion of Henderson, Daily, Withrow & DeVoe dated October 23,
         1998.*

10.6 First Community Bancshares, Inc. 1992 Stock Option Plan, as amended and approved by Shareholders on May 19, 1993 (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1993 and filed with the Securities and Exchange Commission on March 30, 1994)(Commission File No. 0-19618).

10.7 Agreement To Purchase Real Estate by and between First Community Bank & Trust and Mutual Building and Loan Association (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1993 and filed with the Securities and Exchange Commission on March 30, 1994).

10.8 Deferred Director Fee Agreement by and between First Community Bank & Trust Company and Merrill M. Wesemann Dated November 23, 1994 (Incorporated herein by reference to the Form 10-K of First Community Bancshares, Inc. for the fiscal year ended December 31, 1994 and filed with the Securities and Exchange Commission on March 13, 1995).

10.9 First Community Bancshares, Inc. 1996 Stock Option Plan (Incorporated herein by reference to the First Community Bancshares, Inc. proxy statement for the 1996 annual shareholders meeting filed with the Securities and Exchange Commission on March 13, 1996).

10.10 Amendment to the First Community Bancshares, Inc. 1992 Stock Option Plan, as amended and approved by Shareholders on March 13, 1996 (Incorporated herein by reference to the First Community Bancshares, Inc. proxy statement for the 1996 annual shareholders meeting filed with the Securities and Exchange Commission on March 13, 1996).

21       Subsidiaries of First Community Bancshares, Inc.*

23.1     Consent of Olive LLP.

23.2     Consent of Henderson, Daily, Withrow & DeVoe (included in Exhibit
         5.1).*



* Previously filed.

ITEM 28. UNDERTAKINGS

         The undersigned Company hereby undertakes that:

         (1) Each post-effective amendment to this Registration Statement shall include any Prospectus required by Section 10(a)(3) of the Securities Act and will reflect in the Prospectus any facts or events that represent a fundamental change in the information in the Registration Statement and will include any additional or changed material information on the Plan of Distribution.

         (2) For purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

         (3) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Company pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

         (4) For the purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Shall file a post-effective amendment to remove from registration any of the Securities that remain unsold at the end of the Offering.

         Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company pursuant to the provisions described under Item 15 above or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted against the Company by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form SB-2 and authorizes this Amendment No. 3 to Registration Statement to be signed on its behalf by the undersigned thereto duly authorized in the City of Greenwood, State of Indiana on August 23, 1999.

                                  FIRST COMMUNITY BANCSHARES, INC.


                                  By: /s/ Albert R. Jackson, III
                                     ----------------------------------------
                                      Albert R. Jackson, III, Chief Executive
                                      Officer and Director


                                  By: /s/ Linda J. Janesik
                                     ----------------------------------------
                                     Linda J. Janesik, Chief Financial Officer


         In accordance with the requirements of the Securities Act of 1933, this Amendment No. 3 to Registration Statement has been signed by the following persons in the capacities and on the dates stated:

Signatures and Title(s)                                  Date

/s/  Albert R. Jackson, III
------------------------------------------------
Albert R. Jackson, III, Chief Executive                  August 23, 1999
Officer and Director


*                                                        August 23, 1999
------------------------------------------------
Merrill M. Wesemann, M.D., Director and Chairman


*                                                        August 23, 1999
------------------------------------------------
Eugene W. Morris, Director and President


*                                                        August 23, 1999
------------------------------------------------
Roy Martin Umbarger, Director and Vice President


*                                                        August 23, 1999
------------------------------------------------
Frank D. Neese, Director


*                                                        August 23, 1999
------------------------------------------------
Albert R. Jackson, Jr., Director




*By: /s/ Albert R. Jackson, III
    -------------------------------
    Attorney-in Fact